UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Fuel Tech, Inc.
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FUEL TECH, INC.

27601 Bella Vista Parkway

Warrenville, Illinois 60555

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 23, 2013

To the Stockholders of Fuel Tech, Inc.:

The annual meeting of stockholders of Fuel Tech, Inc., a Delaware corporation (Fuel Tech), will be held Thursday, May 23, 2013, at 10:00 a.m. local time at the offices of Fuel Tech, Inc., 27601 Bella Vista Parkway, Warrenville, Illinois 60555 (Annual Meeting), to consider and vote on the following items, each of which is explained in the attached proxy statement (Proxy Statement). We have enclosed a proxy card or a voting instruction form for your use in voting.

1.  To elect nine directors;

2.  To ratify the appointment of McGladrey LLP as Fuel Tech’s independent registered public accounting firm;

3.  To conduct an advisory vote on executive compensation; and

4.  To transact any other business that may properly come before the meeting or at any adjournment thereof.

Only stockholders of record at the close of business on April 1, 2013 are entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available ten days before the meeting for examination by any stockholder, for any purpose relevant to the meeting, during ordinary business hours at 27601 Bella Vista Parkway, Warrenville, Illinois 60555. That list will also be available for inspection at the Annual Meeting.

Fuel Tech’s Annual Report on Form 10-K/A for the year ended December 31, 2012 (referred to in this proxy statement as the “Annual Report on Form 10-K”) is enclosed with this Notice of Annual Meeting and Proxy Statement.

FUEL TECH, INC.

Albert G. Grigonis

Secretary

April 17, 2013

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

For Internet or telephone voting, please refer to the instructions on the proxy card or voting instruction form.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Annual Meeting to be Held on May 23, 2013. Fuel Tech’s Proxy Statement and Annual Report to Stockholders are available at: www.envisionreports.com/ftek.

This Proxy Statement contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

Proxy Statement

FUEL TECH ANNUAL MEETING

The Meeting

The Board of Directors (“Board”) of Fuel Tech, Inc., a Delaware corporation (Fuel Tech), is soliciting your votes on the enclosed form of proxy. The proxy is for use in voting your Fuel Tech shares at the 2013 annual meeting of stockholders (Annual Meeting). Any one of the persons you appoint on the form of proxy will be your representative to vote your shares at the Annual Meeting according to your instructions. The Annual Meeting will be at the offices of Fuel Tech, 27601 Bella Vista Parkway, Warrenville, Illinois 60555 on Thursday, May 23, 2013, at 10:00 a.m. local time. The proxy may also be used at an adjournment of the Annual Meeting.

Shares Eligible to Vote; Quorum

The record date for the Annual Meeting is April 1, 2013. You may vote at the Annual Meeting in person or by a proxy, but only if you were a stockholder of Fuel Tech common stock (Common Stock) at the close of business on the record date. At the record date, according to the records of Computershare Shareowner Services LLC (Computershare), Fuel Tech’s transfer agent, Fuel Tech had 22,157,862 shares of Common Stock outstanding, which represents the total number of shares of Common Stock that stockholders may vote at the Annual Meeting. You may cast one vote for each share you hold. You may also vote via telephone or the Internet according to the instructions on the proxy card or the voting instruction form enclosed. Stockholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the Annual Meeting. You may revoke a proxy by delivering a signed statement to Fuel Tech’s Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by mail, Internet, telephone, or in person at the Annual Meeting, another proxy dated as of a later date.

The quorum for the Annual Meeting, i.e., the number of shares of Common Stock that must be present in order to have a legally constituted meeting of stockholders, is one-third of the number of shares of Common Stock entitled to vote, or 7,385,954 shares of Common Stock.

The Form of Proxy; Revocability; Voting

You may appoint a proxy, or representative, at the Annual Meeting other than the persons named in Fuel Tech’s enclosed form of proxy. If you do wish to appoint some other person, who need not be a stockholder, you may do so by completing another form of proxy for use at the Annual Meeting. Completed forms of proxy should be mailed promptly to Computershare in the enclosed return envelope.

You may revoke your proxy at any time before it is voted, including at the Annual Meeting. If you sign and send a proxy to Computershare, or send a proxy by the Internet or telephonically, and do not revoke it, the proxy holders will vote the shares of Common Stock it represents at the Annual Meeting in accordance with your instructions. Abstentions and broker non-votes are counted as present in determining whether there is a quorum, but are not counted in the calculation of the vote. If the proxy is signed and returned without specifying choices, the shares of Common Stock will be voted in favor of each item on the agenda in accordance with the recommendations of the Board.

Proxy Solicitation; Distribution

Directors and executive officers of Fuel Tech may solicit stockholders’ proxies by mail, telephone or facsimile. Fuel Tech will bear the cost of proxy solicitation, if any.

Fuel Tech first distributed this Proxy Statement and the accompanying Annual Report to Stockholders on or about April 19, 2013.

AGENDA ITEM NO. 1 ELECTION OF DIRECTORS

The Nominees

We are asking you to vote for the election of nine nominees as directors of Fuel Tech. The nominees were recommended unanimously by the Nominating and Corporate Governance Committee of the Board. The term of office of each director is until the next annual meeting or until a successor is duly elected or if before then a director resigns, retires or is removed by the stockholders. The nominees are Douglas G. Bailey, Miguel Espinosa, W. Grant Gregory, Thomas L. Jones, George F. MacCormack, Thomas S. Shaw, Jr., Robert T. Smith, Delbert L. Williamson, and Dennis L. Zeitler.

In the opinion of the Board, with the exception of Mr. Bailey, all director nominees satisfy the independence requirements of NASD Rule 5605(a)(2). Detail concerning directors’ compensation is set out below under the captions “Executive Compensation” and “Director Compensation.” The following table sets forth certain additional information with respect to the nominees.

Name	Age	Director Since
Douglas G. Bailey	63	1998
Miguel Espinosa	72	2002
W. Grant Gregory	71	2011
Thomas L. Jones	61	2005
George F. MacCormack	69	2011
Thomas S. Shaw, Jr.	65	2001
Robert T. Smith	66	—
Delbert L. Williamson	74	2008
Dennis L. Zeitler	64	—

Each of the nominees identified above are the nominees of the Board for election as directors at the Annual Meeting. Biographical information, including qualifications, regarding each of the nominees is set forth below.

Availability

The nominees have all consented to stand for election and to serve, if elected. Should one or more of these nominees become unavailable or decline to accept election, votes will be cast for a substitute nominee, if any, designated by the Board on recommendation of the Nominating and Corporate Governance Committee. If no substitute nominee is designated prior to the Annual Meeting, the individuals named as proxies on the enclosed proxy card will exercise their discretion in voting the shares of Common Stock that they represent. That discretion may also include reducing the size of the Board and not electing a substitute.

Plurality Voting

A motion will be made at the Annual Meeting for the election as directors of the nine nominees. Under Delaware law and Fuel Tech’s By-Laws, a vote for a plurality of the shares of Common Stock voting is required for the election of directors. Under plurality voting, directors who receive the most “for” votes are elected; there is no “against” option, and votes that are “withheld” or simply not cast are disregarded in the count. If a nominee receives a plurality of votes but does not, however, receive a majority of votes, that fact will be considered by the Nominating and Corporate Governance Committee in any future decision on nominations.

The affirmative vote of a plurality of the votes cast is required for the election of directors. The Board recommends a vote FOR each of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS OF FUEL TECH

Biographical information is presented below concerning Fuel Tech’s directors and the “Named Executive Officers” (or NEOs) as described below. Messrs. V.J. Arnone, D.G. Bailey, D.S. Collins and R.E. Puissant are the Executive Officers of the Company. Each of the Company’s Executive Officers is also a NEO with information about each of them provided below in the NEO section.

Directors

Douglas G. Bailey has been President and Chief Executive Officer of Fuel Tech since April 2010, Chairman of the Board of Fuel Tech since January 2010, director of Fuel Tech since April 1998 and was Deputy Chairman from 2002 through December 2009. He also previously served as an employee of Fuel Tech from January 1, 2004 through December 31, 2009. Mr. Bailey has been the President of American Bailey Corporation (ABC), a closely held private equity firm, since 1984 and its Chief Executive Officer (CEO) since 1996.

Mr. Bailey, as President and Chief Executive Officer of Fuel Tech, has management responsibility for the strategic, operational and management performance of the Company. His responsibility for running Fuel Tech, with both U.S. and international operations, gives Mr. Bailey front-line exposure to many of the issues facing U.S. public companies, particularly on the strategic, operational, financial, human resource, corporate governance, and compliance fronts. Mr. Bailey’s ongoing experience informs his judgment and participation as a member of Fuel Tech’s Board. His early career began as an engineer with Foster-Miller, Inc. and at Corning, Inc., in a variety of manufacturing and marketing positions. During his subsequent business career, following the founding of ABC, Mr. Bailey, in addition to being ABC’s CEO, served as the CEO of a number of its affiliated companies, including Kokomo Spring Company, Inc., DieselCast France, SA, and Atlantis Components, Inc., bringing to the Fuel Tech Board management ability at senior and executive management levels in a variety of industrial markets. Over the span of 30 years, Mr. Bailey has provided board service to a number of other companies including, since 2001, serving as a director and chairman of the compensation committee for Endocyte, Inc., a public biotechnology company, along with being a member of its nominating and corporate governance committee. He also has previous service on the audit committee and as chairman of the compensation committee for Atlantis Components, Inc. This gives him a broad based understanding of the role of a board of directors and its committees, and positions him well to serve as Fuel Tech’s Chairman of the Board.

Miguel Espinosa has been a director of Fuel Tech since 2002, and has been President and Chief Executive Officer of The Riverview Group, LLC, a financial consulting company, since 2001. He is a retired Treasurer of Conoco Inc. He was a member of the Board of Directors of the Electric Reliability Council of Texas from 2003 to 2011, serving as Vice Chair of the Finance and Audit Committee and as a member of its Nominating Committee.

Miguel Espinosa brings to the Board senior and executive management finance operations experience acquired over a 35 year career with Conoco Inc., a Fortune 25 integrated petroleum company with worldwide operations. His career there covered a span of different assignments in Conoco’s U.S. and international operations with ever increasing responsibilities including as Treasurer for European Operations, Assistant Treasurer, and, ultimately, as Treasurer for that company. These senior and executive management positions provided Mr. Espinosa experience in a variety of U.S. and international business operation contexts including dealing with accounting principles and financial reporting rules and regulations, evaluating financial results, and raising in excess of $10 billion in capital while also maintaining operational responsibility for a large number of financial professionals worldwide. The depth and breadth of Mr. Espinosa’s experiential exposure to complex financial and accounting matters makes him a skilled advisor for Fuel Tech’s Board. In addition, Mr. Espinosa brings corporate governance skills beyond the finance area through his service for the Board of Directors of the Electric Reliability Council of Texas as Vice Chair of its Finance and Audit Committee and as a member of its Nominating Committee.

W. Grant Gregory has been a director of Fuel Tech since August 2011, and has been Senior Advisor for Cerberus Capital Management, L.P. since January 2012 and was Vice Chairman of that firm from 2005 to 2011. He also has served as Chairman of Gregory & Hoenemeyer, Inc., a merchant banking firm, since 1988. Mr. Gregory retired as chairman of the board after completing 24 years with Touche Ross & Co., now Deloitte & Touche. In that role, he led global teams in a wide range of industries and countries while servicing the firm’s 100 largest clients. He played a leadership role in the opening of the firm’s first office in the PRC in Beijing and served as an Advisor to the Ministry of Finance for the early Joint Ventures, where he was instrumental in creating the first U.S. Financial Reporting and Accounting courses. Mr. Gregory graduated with distinction from the University of Nebraska, where he was later awarded an Honorary Doctorate of Humane Letters, as well as The Builder Award, the University’s highest non-academic recognition. He has completed advanced management courses at Harvard University’s Graduate School of Business, at New York University, and attended the Air Force War College.

As an authority on corporate governance, audit committees and compensation committees, as well as on mergers and acquisitions and tax policy, Mr. Gregory has served successfully in numerous leadership roles as chairman of the board, CEO, merchant banker and director of public, private and non-profit corporations. His extensive experience, coupled with his knowledge of the China markets, provides the Board an expanded knowledge base that can benefit the Board in its deliberations.

Thomas L. Jones has been a director of Fuel Tech since 2005, and has been a Managing Director of Alvarez & Marsal, Inc. (A&M), a global performance improvement, turnaround management and business consulting firm, since October 2008. At A&M, Mr. Jones was co-head of A&M matters in Asia and was responsible for resolving the Lehman Asia bankruptcy from 2008-12. Previously, he had been Managing Director and Board Member of Trinsum Group since September 2006; a Senior Advisor at Credit Suisse First Boston since 2003 and Managing Director in the Telecommunications Group of that company since 2000. Prior to those positions, Mr. Jones had been a Managing Director at Salomon Smith Barney and J.P. Morgan & Co., Inc., where he was Head of the Corporate Bank, a member of the Credit Policy Committee, and head of the telecom, media, high tech, and aerospace/defense groups.

Mr. Jones brings to the Fuel Tech Board over 30 years of experience in investment banking and mergers and acquisitions. He began his career in 1977 in corporate finance and throughout his career in his various positions and assignments had responsibilities related to a variety of industries including high tech, telecommunications, media and aerospace defense. Mr. Jones’ positions have provided him with knowledge in dealing with complex financial and operational issues, accounting, financial reporting rules and regulations, and evaluating financial results and performance/risk business models pertaining to a number of business firms both in the U.S. and abroad. This experience makes Mr. Jones a valued advisor to Fuel Tech’s Board as it considers various strategies and operational issues related to growing the Company.

George F. MacCormack has been a director of Fuel Tech since August 2011. Mr. MacCormack is a retired Group Vice President, Dupont Company, Wilmington, Delaware, a position he held from 1999 through 2003. He was previously Vice President and General Manager (1998), White Pigments & Mineral Products Strategic Business Unit and Vice President and General Manager (1995), Specialty Chemicals Strategic Business Unit for Dupont. Mr. MacCormack also serves as a director of Pepco Holdings, Inc. a position he has held since August 2002. He was previously a director of Conectiv Energy from 2000 until it merged with Pepco on August 1, 2002.

Mr. MacCormack’s qualifications include his insights as a former senior officer who held leadership roles over his career in technology, manufacturing, sales, business and mergers and acquisitions in a large publicly held corporation. As Group Vice President, Mr. MacCormack had corporate oversight responsibility for 12,000 employees and a $6 billion revenue portfolio of capital and energy intensive global Strategic Business Units. He also had oversight and governance responsibility as Chairman/Vice Chairman of the board for several major joint ventures with international partners. Over the last 12 years of his Dupont career, Mr. MacCormack was the lead executive on the successful divestiture of several significant chemical businesses. His broad experience in many different businesses, countries, technologies and cultures should provide perspectives and insights to support the success of Fuel Tech.

Thomas S. Shaw, Jr. has been a director of Fuel Tech since 2001 and Lead Director since February 2011. In September 2010 Mr. Shaw was elected to serve as Vice Chairman and as a member of the compensation committee of the Board of Trustees of Wilmington University; in addition to continuing as a Trustee, Treasurer and Chairman of the Finance and Audit Committee of Wilmington University. In June 2010 he was appointed to the Delaware Board of Pension Trustees for a term of four years. Mr. Shaw retired in September 2007 from his position as Executive Vice President and Chief Operating Officer of Pepco Holdings, Inc.

With 36 years of managerial experience in the utility industry with Pepco Holdings, Inc. and two of its predecessor companies — Delmarva Power and Conectiv, Mr. Shaw brings to the Fuel Tech Board demonstrated managerial experience at senior and executive levels that includes over 30 years of responsibility for the management, operation, maintenance, engineering and construction of fossil fueled electricity generating plants and their related equipment. He held a variety of positions with the Pepco companies including Power Plant Engineer, Plant Superintendent/Manager, General Manager of Production, Vice President of Production, and President and Chief Operating Officer. Mr. Shaw’s experiential base provides Fuel Tech’s Board with a broad based viewpoint from a utility customer perspective. In addition, during the last 17 years of his career, Mr. Shaw was also responsible for the management and oversight of numerous unregulated, non-utility businesses, including serving as the initial President of Conectiv Energy, the power generation and trading subsidiary of Pepco Holdings, Inc. This business experience has provided Mr. Shaw insights into the operational requirements of a large company and more specifically, a utility, in an array of areas including finance, commercial transactions, corporate governance, executive compensation, human resource matters, merger and acquisition activities, and environmental regulations, all of which makes him a skilled advisor to the Fuel Tech Board.

Robert T. Smith has been nominated by the Board for election as a director of Fuel Tech at the Annual Meeting in May 2013. From 2008-2010, Mr. Smith was Chief Executive Officer of Atlas Pacific Engineering Company, a private technical equipment and services company. From 2006-2008, Mr. Smith was a private equity consultant evaluating and negotiating targeted mid-sized industrial company acquisitions. Prior thereto, from 2003-2005, Mr. Smith was President of the Industrial Automated Systems segment of Intermec, Inc. (formerly Unova, Inc.). From 1995-2001, Mr. Smith held a variety of senior leadership positions with Valspar Corporation — Vice President, Marine & Federal; Group Vice President, Industrial Coatings; and Group Vice President, Metal Coatings. Prior to Valspar, from 1984-1994, Mr. Smith held a variety of senior management positions with FMC Corporation including Director, Machinery Europe and President, Alkali Chemicals.

Mr. Smith is a seasoned executive manager and company chief executive officer who has successfully led the growth of highly profitable businesses across a range of industries including the chemicals and equipment industries. He has over twenty years of P&L leadership for small to large businesses some of which were international in scope. Mr. Smith has a track record of significantly increasing sales and profits for the operations he has managed, as well as experience at the board level with strategic redirection and positioning of businesses. Over the course of his career, Mr. Smith has successfully acquired, integrated and divested businesses. As a CEO and executive manager, Mr. Smith has worked closely with boards to define strategy and monitor performance. Further, during his career, Mr. Smith has provided board service. During his tenure as CEO of Atlas Pacific Engineering Company, he was also a member of the board there. In addition, from May 2011 to May 2012, Mr. Smith served on the board of CVR Energy, Inc. and also served on that board’s Governance and Nominating Committee and its Health, Safety & Environmental Committee. His broad range of experience shall provide valuable judgment and participation to Fuel Tech’s Board.

Delbert L. Williamson has been a director of Fuel Tech since 2008. Mr. Williamson retired in 2004 as President, Global Commercial Operations, GE Energy, Inc. (GE Energy). Prior thereto he held a number of executive positions at General Electric Company (GE), his employer for 45 years. He also served as a consultant to Black and Veatch, Inc. from January to August 2011.

During his career with GE, Mr. Williamson held numerous marketing, sales, strategy development and senior general management and executive positions in that company’s Energy Infrastructure, Specialty Materials, and International operations. As President, Commercial Operations of GE Energy, Mr. Williamson was responsible for an organization of 1900 employees worldwide with an annual revenue budget of $25 billion whose business focused on the construction and services associated with power generation equipment projects ranging from nuclear, fossil, solar to wind. As an officer of GE, Mr. Williamson dealt directly with executives throughout the global energy industry and the international banking community, and the governments of many countries including the U.S. government, People’s Republic of China, India, Russia and Saudi Arabia related to GE projects. With his knowledge of complex business issues facing global power generation companies and his understanding of what makes energy-related businesses work effectively and efficiently in domestic and international markets, Mr. Williamson provides valuable judgment and participation to Fuel Tech’s Board.

Dennis L. Zeitler has been nominated by the Board for election as a director of Fuel Tech at the Annual Meeting in May 2013. He has been Senior Vice President, Chief Financial Officer and Treasurer of Mine Safety Appliances Company (MSA) since 2007. In his tenure at MSA, Mr. Zeitler has held ever increasing positions of responsibility. His earlier positions include Treasurer; Assistant Treasurer; and Manager, Financial Services (1989-1998), Vice President and Treasurer (1998-2000), and Vice President, Chief Financial Officer and Treasurer (2000-2007).

Mr. Zeitler is a highly accomplished Chief Financial Officer and executive manager, serving in his current role as MSA’s Chief Financial Officer and Treasurer for the past thirteen years. MSA is a global leader in the development, manufacture and supply of products that protect people’s health and safety. Mr. Zeitler has a deep understanding of all aspects of global finance for a publicly traded company. During his career with MSA, its global sales volume dramatically increased and the number of countries in which MSA operated in expanded substantially. This provided Mr. Zeitler a sophisticated experiential knowledge base regarding financial and Treasury operations and business requirements in a broad array of markets and countries worldwide. In addition to his duties as Chief Financial Officer for MSA, Mr. Zeitler leads MSA’s Global Pricing Strategy and Business Development teams, devising and implementing global strategies across all of MSA’s operating elements. He has significant experience dealing with the issues of growing businesses around the world. These experiences and qualifications make Mr. Zeitler an excellent addition to the Fuel Tech Board to help inform the Board’s judgment in these areas.

Named Executive Officers

Vincent J. Arnone, 49, has been Executive Vice President, Worldwide Operations since September 2010; previously he had been an Executive Consultant to Fuel Tech since June 2008; Senior Vice President, Treasurer and Chief Financial Officer of Fuel Tech since February 2006; Vice President, Treasurer and Chief Financial Officer since December, 2003; and Controller since May, 1999.

Douglas G. Bailey, See director entry above.

David S. Collins, 48, has been Senior Vice President, Chief Financial Officer and Treasurer of Fuel Tech since August 2010. From 2006 to 2010 Mr. Collins was Audit Partner with Grant Thornton LLP, and from 2005 to 2006 was Audit Partner with Larson, Allen, Weishair & Co., LLP .

Robert E. Puissant, 60, has been Executive Vice President, Marketing and Sales since August 2009; previously he was President of We Enable LLC from July 2008; Executive Vice President, Strategy & Business Development for School Specialty Inc. from 2003 to 2008; and Senior Vice President, Customer Analysis and Planning and Senior Vice President, Marketing and Strategic Planning at Wisconsin Energy Corporation from 1998.

There are no family relationships between any of the directors or executive officers.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Common Stock known to Fuel Tech as of April 15, 2013 by (i) each person known to own beneficially more than five percent of the outstanding Common Stock; (ii) each director or nominee of Fuel Tech; (iii) each of Fuel Tech’s Named Executive Officers; and (iv) all directors and all officers as a group.

Name and Address(1)	No. of Shares	Percentage(2)
Beneficial Owners
Ralph E. Bailey(3)(4)	3,384,769	15.3%
Bettye Bailey(3)(4)(5)	4,318,559	19.5%
Cinda Joyce(3)(4)(5)	1,178,790	5.3%
Directors and Named Executive Officers
Vincent J. Arnone(6)	47,667	*
Douglas G. Bailey(6)(7)	1,633,092	7.3%
David S. Collins(6)	12,667	*
Miguel Espinosa(6)	107,000	*
W. Grant Gregory(6)	10,000	*
Charles W. Grinnell(6)	94,004	*
Thomas L. Jones(6)	80,000	*
George F. MacCormack(6)	10,000	*
Robert E. Puissant(6)	47,667	*
Thomas S. Shaw, Jr.(6)	110,000	*
Robert T. Smith	0	*
Delbert L. Williamson(6)	50,000	*
Dennis L. Zeitler	0	*
All Directors and Officers as a Group (24 persons)(6)	2,720,844	11.8%

*	Less than one percent (1.0%)

(1)	The address of each of the above beneficial owner, directors and Named Executive Officers is c/o Fuel Tech, Inc., 27601 Bella Vista Parkway, Warrenville, Illinois 60555.

(2)	The percentages in each case are of the outstanding common stock at April 1, 2013 and all RSUs vesting or options exercisable within 60 days thereafter.

(3)	The shares listed in the table for Ralph E. Bailey, Bettye Bailey and Cinda Joyce represent, in total, 4,563,559 shares, or 20.6%, but because of the forms of ownership some of these shares may be deemed to be beneficially owned by more than one of such persons. These forms of ownership are detailed in footnotes 4, 5 and 6 below.

(4)	Includes 3,139,769 shares held by Ralph E. Bailey and Bettye Bailey (Mr. Bailey’s spouse) as follows: 1,418,223 shares are held directly by Ralph E. Bailey, 1,550,566 shares are held directly by Bettye Bailey, and 170,980 shares are held jointly (Ralph E. Bailey and Bettye Bailey hold reciprocal powers of attorney over these jointly-held shares and as a result may be deemed to share voting and investment power over these shares). Also includes 245,000 shares held in a family trust, as to which Mr. Bailey may be deemed the beneficial owner through a power of substitution of the shares held in the trust. Mr. Bailey disclaims beneficial ownership of such shares.

(5)	Includes 1,178,790 shares held in a grantor retained annuity trust for which Cinda Joyce has sole voting power and sole investment power and as to which Bettye Bailey may be deemed the beneficial owner through a power of substitution of the shares held in the trusts. Cinda Joyce and Bettye Bailey disclaim beneficial ownership of such shares.

(6)

Includes shares subject to options exercisable presently and within 60 days: for Mr. Arnone, 20,000 shares; for Mr. D. G. Bailey, 97,500 shares; Mr. Espinosa, 100,000 shares; Mr. Gregory, 10,000 shares; Mr. Grinnell, 87,500 shares; Mr. Jones, 80,000 shares; Mr. MacCormack, 10,000 shares; Mr. Puissant,

30,000 shares; Mr. Shaw, 100,000 shares; Mr. Williamson, 50,000 shares; and, for all directors and officers as a group, 972,500 shares. Also, the amounts shown do not reflect 39,366 Units accrued for Mr. Jones under the Deferred Compensation Plan for Directors.

(7)	Includes 1,520,592 shares owned directly by Mr. D.G. Bailey.

DIRECTOR COMPENSATION

Fuel Tech uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on its Board. In setting director compensation, Fuel Tech considers the role of the directors, the amount of time that directors expend in fulfilling their duties as well as the expertise required of Board members.

Cash Compensation for Directors

Fuel Tech non-employee directors receive annual cash retainers and meeting fees. The annual retainers, payable in arrears, in 2012 were $25,000 for Board service and $5,000 for service as a committee chairman and Lead Director. Meeting fees are $1,200 for a Board meeting, a committee meeting not connected with a Board meeting or otherwise for a day of service as a director and requested by the Chairman, and $600 for a committee meeting that occurs in conjunction with a Board meeting. Under the Deferred Compensation Plan for Directors, non-employee directors are entitled to defer fees in either cash with interest or share equivalent “Units” until fixed dates, including the date of retirement from the Board, when the deferred amounts will be distributed either in Fuel Tech stock or in cash in a lump sum or over a period of five years, as the director elects.

Equity Compensation for Directors

Under the Fuel Tech, Inc. Incentive Plan, each non-employee director is awarded as of the first business day following the annual meeting of stockholders, a non-qualified stock option for 10,000 shares of Fuel Tech Common Stock for a term of 10 years vesting immediately. As noted in the table below, on May 25, 2012, 10,000 share options were awarded to each then seated non-employee director at the exercise price of $3.55 per share, the fair market value of Fuel Tech Common Stock on that date.

DIRECTOR COMPENSATION IN FISCAL YEAR 2012

The following table shows for the Fuel Tech non-employee directors all compensation paid in 2012 on account of fees and stock option awards. Directors employed by Fuel Tech or its subsidiaries receive no compensation for their service as directors, and accordingly, during any time he has been employed by Fuel Tech, Mr. Bailey has not received any fees or stock options for his participation on the Board. Disclosure regarding Mr. Bailey’s compensation for fiscal 2012 is contained under the caption “Summary of NEO Compensation” below.

(a)	(b)	(d)	(f)	(h)
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)($)	Total ($)
Miguel Espinosa	55,200	17,235		72,435
W. Grant Gregory	49,600	17,235		66,835
Charles W. Grinnell	47,800	17,235		65,035
Thomas L. Jones	58,200	17,235	(71,472)	3,963
George F. MacCormack	48,400	17,235		65,635
Thomas S. Shaw, Jr.	66,200	17,235		83,435
Delbert L. Williamson	47,800	17,235		65,035

(1)	The amount of $1.7235 is the fair value of each option on the grant date calculated in accordance with FASB ASC Topic No. 718. The amounts shown do not represent cash paid to the directors.

(2)	This amount reflects a decrease in the value of deferred units under the Deferred Compensation Plan for Directors due to the increase/decrease in value of Fuel Tech Common Stock during the year 2012.

NON-EMPLOYEE DIRECTORS OUTSTANDING STOCK OPTIONS AT 2012 FISCAL YEAR END

The following table shows the outstanding stock options as of December 31, 2012 for non-employee directors as of such date, all of which are fully vested except as noted below.

Name	Grant Date	Number of Securities Underlying Unexercised Options # (Exercisable)	Option Exercise Price ($)
Miguel Espinosa	05/29/2003	10,000	4.195
	06/03/2004	10,000	4.565
	06/03/2005	10,000	5.995
	06/02/2006	10,000	15.950
	05/24/2007	10,000	26.255
	05/23/2008	10,000	22.920
	05/22/2009	10,000	9.965
	05/21/2010	10,000	5.495
	05/20/2011	10,000	8.160
	05/25/2012	10,000	3.550
W. Grant Gregory	05/25/2012	10,000	3.550
Charles W. Grinnell	12/09/2003	15,000	3.800
	12/07/2004	10,000	4.680
	12/06/2005	7,500	8.460
	12/07/2006	5,000	25.490
	02/25/2009	10,000	8.915
	05/22/2009	10,000	9.965
	05/21/2010	10,000	5.495
	05/20/2011	10,000	8.160
	05/25/2012	10,000	3.550
Thomas L. Jones	06/03/2005	10,000	5.995
	06/02/2006	10,000	15.950
	05/24/2007	10,000	26.255
	05/23/2008	10,000	22.920
	05/22/2009	10,000	9.965
	05/21/2010	10,000	5.495
	05/20/2011	10,000	8.160
	05/25/2012	10,000	3.550
George F. MacCormack	05/25/2012	10,000	3.550
Thomas S. Shaw, Jr.	05/29/2003	10,000	4.195
	06/03/2004	10,000	4.565
	06/03/2005	10,000	5.995
	06/02/2006	10,000	15.950
	05/24/2007	10,000	26.255
	05/23/2008	10,000	22.920
	05/22/2009	10,000	9.965
	05/21/2010	10,000	5.495
	05/20/2011	10,000	8.160
	05/25/2012	10,000	3.550

Name	Grant Date	Number of Securities Underlying Unexercised Options # (Exercisable)	Option Exercise Price ($)
Delbert L. Williamson	05/23/2008	10,000	22.920
	05/22/2009	10,000	9.965
	05/21/2010	10,000	5.495
	05/20/2011	10,000	8.160
	05/25/2012	10,000	3.550

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships and transactions in which Fuel Tech and its directors and executive officers or their immediate family members are participants or have other conflicts of interest are reviewed and approved by the Audit Committee. Although our Audit Committee has not adopted a written policy for the review and approval of related party transactions, in determining whether to approve or ratify any such transaction, the Audit Committee considers, in addition to such other factors it may deem appropriate in the circumstances, whether (i) the transaction is fair and reasonable to the Company, (ii) under all of the circumstances the transaction is in, or not inconsistent with, the Company’s best interests, and (iii) the transaction will be on terms no less favorable to the Company than could have been obtained in an arms’ length transaction with an unrelated third party. The Audit Committee, in its discretion, may request information from any party to facilitate its consideration of a matter. However, the Audit Committee does not allow a director to participate in any review, approval or ratification of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction.

Relationships with American Bailey Corporation

Douglas G. Bailey is President and Chief Executive Officer of ABC; he is a director and stockholder of ABC. ABC is a sub-lessee under Fuel Tech’s November 2009 lease of its Stamford, Connecticut offices, and was previously the sub-lessee under Fuel Tech’s September 2004 lease for a separate office location. The current lease expires in 2019. In 2012, 2011 and 2010, American Bailey paid or reimbursed Fuel Tech $146,000, $129,000 and $52,000 for rent and certain lease related and administrative expenses.

Committees of the Board

As previously disclosed, effective February 27, 2012 the Board has a three-Board committee structure —Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of the Board committee charters is available for viewing on the Fuel Tech web site at www.ftek.com.

Audit Committee

The Audit Committee is a three-member committee comprised of Messrs. Espinosa (Chairman), Grinnell and Jones, each of whom the Board has determined is an independent director under NASD Rule 5605(a)(2) and also Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Board has also determined that Mr. Espinosa, in light of his significant experience in positions requiring financial oversight responsibility, is an audit committee member who possesses “financial sophistication” as described in NASD Rule 5605(c)(2)(A). The Board has determined that Mr. Espinosa is an “audit committee financial expert” as defined by Securities and Exchange Commission rules.

The Audit Committee is responsible for review of audits, financial reporting and compliance, and accounting and internal controls policy. For audit services, the Audit Committee is responsible for the engagement and compensation of independent auditors, oversight of their activities and evaluation of their independence. The Audit Committee has instituted procedures for receiving reports of improper recordkeeping, accounting or disclosure. The Board has also constituted the Audit Committee as a Qualified Legal Compliance Committee in accordance with Securities and Exchange Commission regulations. You may view the Audit Committee Charter on the Fuel Tech web site at www.ftek.com.

Compensation Committee

The Compensation Committee is a three-member committee comprised of Messrs. Jones (Chairman), Shaw and Williamson, each of whom the Board has determined is an independent director under NASD Rule 5605(a)(2).

The Compensation Committee reviews and approves executive compensation, stock options, restricted stock units and similar awards, and adoption or revision of benefit, welfare and executive compensation plans in accordance with the Compensation Committee’s Charter. You may view the Compensation Committee Charter on the Fuel Tech web site at www.ftek.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is a three-member committee comprised of Messrs. Shaw (Chairman), Gregory, and MacCormack, each of whom the Board has determined is an independent director under NASD Rule 5605(a)(2). The Committee determines the identity of director nominees for election to the Board and assists the Board in discharging the Board’s responsibilities in the area of corporate governance in accordance with the provisions of the Committee’s Charter. You may view the Nominating and Corporate Governance Committee Charter on the Fuel Tech web site at www.ftek.com.

In evaluating nominees, the Nominating and Corporate Governance Committee (Committee) particularly seeks candidates of high ethical character with significant business experience at the senior management or Board level who have the time and energy to attend to Board responsibilities. The Committee does not have a diversity policy. When evaluating nominees, the Committee takes into account the extent to which a candidate’s viewpoints, professional experience, education, skill or other individual qualities or attributes could contribute to Board heterogeneity in Board discussions and decisions within the framework of what the Committee may consider important to Fuel Tech’s business at the time. Candidates should also satisfy such other particular requirements that the Committee may consider important to Fuel Tech’s business at the time. When a vacancy occurs on the Board and the number of directors is not reduced to eliminate the vacancy, the Committee, in consultation with the Chairman of the Board, will consider nominees from all sources, including stockholders, nominees recommended by other parties, and candidates known to the directors or to Fuel Tech management. The Committee may, if appropriate, make use of a search firm and pay a fee for services in identifying candidates. The best candidate from all evaluated, in the opinion of the Committee, will be recommended to the Board to be considered for nomination.

Stockholders who wish to recommend candidates for consideration as nominees should furnish in writing detailed biographical information concerning the candidate to the Committee addressed in care of the Corporate Secretary, Fuel Tech, Inc., before the date and at the address set out below under the caption “Stockholder Proposals.”

Corporate Governance

Meetings

During 2012, there were nine meetings of the Board of Fuel Tech, seven meetings of the Audit Committee and prior to the previously disclosed restructuring of the Board committees from a two to three-committee structure effective February 27, 2012, two meetings of the Compensation and Nominating Committee, and, after that restructuring, four meetings of the Compensation Committee and four meetings of the Nominating and Corporate Governance Committee. Each director of Fuel Tech attended at least 75% of Board and committee meetings of which he was a member during the period of his directorship. Each of the nominated directors attended the annual meeting of stockholders in 2012. Fuel Tech does not have a policy on director attendance at stockholders’ meetings, but each of the nominated directors are encouraged to attend the 2013 Annual Meeting.

Executive Sessions

In 2012 the independent Fuel Tech directors held four executive sessions in connection with scheduled Board meetings. The independent directors who make up the membership of each of the Board’s current commit-

tees, Audit, Compensation, and Nominating and Corporate Governance held executive sessions in connection with committee meetings as follows: Audit-seven, Compensation-two, and Nominating and Corporate Governance-two. The independent directors who made up the membership of the former Nominating and Corporate Governance Committee held one executive session. The policy of the Board on executive sessions is that the Board will hold not less than two executive sessions of the independent directors annually in connection with scheduled meetings. The committees of the Board will hold executive sessions when appropriate. Members of management and non-independent directors do not attend executive sessions, except when invited to provide information.

Code of Business Ethics and Conduct

On the recommendation of the Audit Committee, the Board adopted a Code of Business Ethics and Conduct that is available for viewing on the Fuel Tech web site at www.ftek.com. Changes to or waivers of the requirements of the Code will be posted to the web site.

Board Leadership Structure

The business judgments the Board makes regarding what leadership structure it views to be appropriate for Fuel Tech are informed by the facts and circumstances within which it makes those decisions from time to time and, consequently, are subject to change.

From April 1998 to June 2006, the positions of Chairman of the Board (Chairman) and Chief Executive Officer (CEO) of a predecessor Fuel Tech entity that was merged into Fuel Tech in 2006 were held by the same person, Ralph E. Bailey. In 2006, the Board, in light of its continuing oversight responsibilities and relative unfamiliarity with the then newly hired CEO, concluded that it was appropriate to have a separate person serve as the leader of the corporate body in charge of overseeing the CEO’s management of the Company. From June 2006 through March 2010, the positions of Chairman and CEO were held by separate people. In April 2010, the Board concluded that, given the Company’s circumstance at that time, and, in light of Mr. Douglas G. Bailey’s then over twelve years of experience with Fuel Tech as a director and employee and the enhanced efficiencies that could be achievable by the Company by a single person filling both roles, it was appropriate to have Mr. Bailey serve as both Chairman of the Board, and, on an interim basis, as President and CEO. In December 2010, after completing a lengthy CEO executive search wherein the Compensation and Nominating Committee and the Board had considered both internal and external candidates, that committee recommended to the Board and the Board then determined that it was in the Company’s interest to have Mr. Bailey serve as both Chairman of the Board and as President and CEO on a continuing basis.

Given the Board’s December 2010 decision to have Mr. Bailey serve as both Chairman of the Board and as President and CEO, in February 2011, the Board determined it useful and appropriate to appoint Mr. Shaw to be Lead Director. Mr. Shaw is an incumbent non-employee Director (who also meets the legal requirements of being an independent director under applicable securities laws, rules or guidelines and applicable stock exchange requirements). Mr. Shaw also is Chairman of the Nominating and Corporate Governance Committee since February 27, 2012 and a member of the Compensation Committee since 2006.

Among other things, the current Charter of the Lead Director that was approved by the Board, provides that as the Lead Director, Mr. Shaw shall: (a) facilitate the activities of the other non-employee/independent directors; (b) advise the Chairman of the Board as to an appropriate schedule of Board meetings seeking to ensure that the non- employee/independent directors can perform their duties responsibly while not interfering with the flow of Company operations; (c) advise the Chairman of the Board and the Corporate Secretary with input as to: the preparation of the agendas for Board and Board committee meetings, the information sent to the Board pertaining to those meetings, and approval of Board meeting agendas; (d) make recommendations to the Chairman of the Board regarding the retention of consultants who report directly to the Board; (e) interview along with the chair of the Nominating and Corporate Governance Committee and make recommendations to that committee and the Board regarding Board director candidates; (f) co-ordinate, develop the agenda for, and moderate executive sessions of the Board’s independent directors, as well as plenary sessions of the Board where the Chairman of the Board is not present; (g) act as principal liaison between the independent directors and the Chairman of the

Board; and (h) coordinate any performance evaluation of the Chairman of the Board deemed appropriate by the Board. That charter also provides that each year, no later than the day following the annual stockholder meeting, the Board will review the Lead Director charter for recommended changes and the propriety of continuing the Lead Director role.

Risk Oversight

The Board’s risk oversight approach is intended to support management’s achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of all directors in setting the Company’s business strategy is a key part of its assessment of management’s approach to risk taking to achieve its organizational objectives, and also a determination of what makes up an appropriate level of risk for the Company. The Board regularly reviews information regarding the Company’s credit, liquidity, operations, and strategic initiatives as well as the risks associated with each.

While the Board has the ultimate risk oversight responsibility, various committees of the Board also have responsibility for risk oversight. The Audit Committee oversees financial risk (see Report of Audit Committee below.) The Audit Committee also reviews and approves all related party transactions and reviews potential conflict of interest matters. In addition, the Audit Committee acts as the Company’s Qualified Legal Compliance Committee to receive reports of material violations of the securities laws, breaches of fiduciary duty or similar material violations from legal counsel representing the Company and practicing before the Securities and Exchange Commission. Until February 27, 2012, the Company’s Compensation and Nominating Committee, and effective February 27, 2012, the Company’s Compensation Committee, is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements. It strives to consider and approve compensation programs that encourage a level of risk-taking behavior under those programs that are consistent with the Company’s business strategy (see Report of Compensation Committee below.) The Nominating and Corporate Governance Committee oversees the management of risks relating to executive succession planning and the composition of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

EXECUTIVE COMPENSATION

Report of Compensation Committee

The Compensation Committee (the Committee) has reviewed and discussed with management the Compensation Discussion and Analysis appearing immediately below in this Proxy Statement. Based on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis set forth below be included in this Proxy Statement. The Committee reviewed its charter and determined that no changes were required to the charter.

By the Compensation Committee:

T.L. Jones, Chairman

T.S. Shaw and D.L. Williamson

Compensation Committee Interlocks and Insider Participation

During 2012, all members of the Compensation Committee were independent directors, and no member was an employee or former employee of Fuel Tech. During 2012, none of Fuel Tech’s executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity whose executive officer served on the Committee.

Compensation Discussion and Analysis

The Committee is responsible for reviewing and, to the extent provided for in the Committee’s Charter, approving in advance of implementation all incentive plans, sales commission plans and salary actions and bonuses for Vice President level and above officers of Fuel Tech or new or incumbent employees that have base salaries in excess of $175,000 per year including the Named Executive Officers (NEOs) listed in the Summary Compensation Table below. In the case of the salary actions described above, the Committee makes recommendations to the Board and the Board approves such salary actions. The Committee periodically reviews Fuel Tech compensation practices, including the methodologies for setting total compensation for those employees, including NEOs. As discussed below, from time to time the Committee may also supplement its exercise of business judgment in compensation matters with market information pertaining to Fuel Tech’s compensation levels against comparable companies in its industry and across multiple industries including the use of peer group data (Also see Use of Peer Group section below). However, the Committee exercises its independent judgment when making decisions on compensation matters, including when rewarding individual performance. The responsibilities of the Committee are described more fully in its charter at www.ftek.com.

Compensation Philosophy and Objectives

Fuel Tech’s compensation philosophy is to promote long-term, sustainable stockholder value by incentivizing individual performance, as well as promoting overall financial performance of the Company on an annual and long-term basis.

With that compensation philosophy in mind, Fuel Tech’s compensation programs are designed to achieve the following objectives:

•	to ensure Fuel Tech remains a market leader in the development of innovative solutions;

•	to provide stockholders with a superior rate of return;

•	to attract, motivate, and retain top talent to advance the achievement of business goals, strategies and objectives; and

•	to support an integrated team-oriented philosophy.

Compensation Elements

Fuel Tech’s executive compensation program has as a primary purpose to attract, retain and motivate the highly talented individuals whose enterprise will enable Fuel Tech to succeed. The key components of that program include three elements: base salary, short-term incentives and long-term incentives, as more fully described below.

Base Salary

Base salaries requiring review by the Committee under its Charter are reviewed by the Committee on recommendation of the Chief Executive Officer and approved by the Board, except that the base salary of the Chief Executive Officer is reviewed and recommended by the Committee itself without the Chief Executive Officer being present during such deliberations or Committee voting and approved by the Board. In its performance of these activities the Committee acts in its business judgment on what it understands to be fair, reasonable and equitable compensation in view of Fuel Tech’s requirements for recruiting and retention in a highly competitive market. To assist in that determination, the Committee may refer to compensation consultant reports as to general market information and benchmarking data from a peer group of companies approved by the Committee and also:

•	the executive’s compensation relative to other officers;

•	recent and expected performance of the executive;

•	Fuel Tech’s recent and expected overall performance; and

•	Fuel Tech’s overall budget for base salary increases.

Short Term Incentives

Executive Officer Incentive Plan

In 2012, the NEOs who served as Fuel Tech’s President and Chief Executive Officer, the Executive Vice President of Worldwide Operations, the Executive Vice President of Marketing and Sales, and the Senior Vice President, Treasurer and Chief Financial Officer had the opportunity to earn an annual cash bonus based upon Fuel Tech’s achievement of predetermined performance thresholds under the 2012 Executive Officer Incentive Plan (2012 EOIP). The 2012 EOIP was approved by the Compensation Committee on March 9, 2012. Participation in the 2012 EOIP was limited to Fuel Tech’s President and Chief Executive Officer, the Executive Vice President of Worldwide Operations, the Executive Vice President of Marketing and Sales, and the Senior Vice President, Treasurer and Chief Financial Officer. The 2012 EOIP was intended to focus the efforts of the participating officers on the overall financial performance of Fuel Tech across all business lines, and thus, align the interests of the participating officers with the overall financial performance of Fuel Tech.

As set forth in more detail below, in 2012, there were no payouts under the 2012 EOIP. The 2012 EOIP was structured as follows:

•

The 2012 EOIP was based on Fuel Tech’s performance for three critical financial metrics — Adjusted EBITDA, Revenues and APC Bookings, as those terms are described below. An “Incentive Pool” would be funded dependent upon Fuel Tech’s financial performance pertaining to those metrics during the fiscal year.

•

Under the 2012 EOIP, a percentage of Adjusted EBITA would be set aside in the Incentive Pool to provide for bonus payments dependent on performance in the following three categories: (i) Adjusted EBITDA, (ii) Revenue and (iii) APC Bookings. “Adjusted EBITDA” referred to earnings before interest expense, taxes, depreciation and amortization, profit sharing contributions, legal expenses out of the ordinary course of Fuel Tech’s business and incentive pay (excluding sales commissions), “Revenue” referred to net sales, and “APC Bookings” referred to revenue from the sale of equipment or services in Fuel Tech’s APC line of business to which Fuel Tech had a contractual right pursuant to a purchase agreement executed during 2012.

•

A condition precedent to any payment under the 2012 EOIP was Fuel Tech’s achievement of the established minimum threshold of Adjusted EBITDA for 2012. Accordingly, because the Compensation Committee made a determination in March 2013 that Fuel Tech’s financial performance for 2012 was below the established minimum threshold of Adjusted EBITDA, the Compensation Committee further determined there would be no payout under the 2012 EOIP of any kind, regardless of the annual Revenue or year-end APC Bookings amounts achieved.

•

For 2012, the minimum performance thresholds for Adjusted EBITDA, Revenue and APC Bookings were set at $14,500,000, $88,000,000 and $45,000,000, respectively. As the 2012 EOIP was structured, upon achievement of the Adjusted EBITDA performance threshold, an amount equal to 1.80% of Adjusted EBITDA would be funded into the Incentive Pool; assuming Fuel Tech achieved two of the three performance thresholds, 2.40% of Adjusted EBITDA would be funded into the Incentive Pool; and, assuming Fuel Tech had achieved all three performance thresholds, 3.00% of Adjusted EBITDA would have been funded into the Incentive Pool.

•

Upon achievement of the minimum thresholds described above, the 2012 EOIP provided that the percentage of Adjusted EBITDA funded into the Incentive Pool would rise incrementally at a rate equal to 0.0583% of Adjusted EBITDA for each additional $500,000 in Adjusted EBITDA, subject to an overall cap of 2.50%; the percentage of Adjusted EBITDA funded into the Incentive Pool for Revenue would rise incrementally at a rate equal to 0.025% for each additional $2.5 million in revenues, subject to an overall cap of 0.90%; and the percentage of Adjusted EBITDA funded into the Incentive Pool for APC Bookings would rise incrementally at a rate equal to 0.0375% for each additional $2.5 million in APC Bookings, subject to an overall cap of 0.90%. Accordingly, the highest possible funding percentage that was possible for the Incentive Pool under the 2012 EOIP was 4.30%.

For 2013, the EOIP has been modified as set forth below.

•

Effective March 15, 2013, the Committee approved the 2013 EOIP. Participation in the 2013 EOIP is limited to Fuel Tech’s President and Chief Executive Officer, the Executive Vice President of Worldwide Operations, the Executive Vice President of Marketing and Sales, the Senior Vice President, the Treasurer and Chief Financial Officer and the Senior Vice President, General Counsel and Secretary (each a “Participant.”). The 2013 EOIP was intended to focus the efforts of the Participants on the overall financial performance of Fuel Tech across all business lines, and thus, align the interests of each Participant with the overall financial performance of Fuel Tech. The Committee, in its business discretion, may subjectively decide to designate additional full-time senior management employees to be Participants in the 2013 EOIP after consideration of the recommendations of the Fuel Tech’s Chief Executive Officer.

•

2013 EOIP payouts are based on Fuel Tech’s performance for three critical financial metrics — Adjusted EBITDA, Revenues and APC Bookings, as those terms are described below. As with the 2012 EOIP, an “Incentive Pool” may be created dependent on Fuel Tech’s financial performance pertaining to all or some of those metrics during the fiscal year. If the Incentive Pool is created, each participating officer will be awarded his designated portion of the Incentive Pool on or about March 15, 2014. The respective payout percentages for Participants were established by the Committee considering the same compensation factors set forth above that the Committee used when evaluating base salary levels.

•

Under the 2013 EOIP, a percentage of Adjusted EBITDA may be set aside in the Incentive Pool to provide for bonus payments based on performance in the following three categories: (i) Adjusted EBITDA, (ii) Revenue and (iii) APC Bookings. “Adjusted EBITDA” refers to earnings before interest expense, taxes, depreciation and amortization, profit sharing contributions, legal expenses out of the ordinary course of Fuel Tech’s business and incentive pay (excluding sales commissions), “Revenue” refers to net sales, and “APC Bookings” refers to revenue from the sale of equipment or services in Fuel Tech’s APC line of business to which Fuel Tech has a contractual right pursuant to a purchase agreement executed during 2013.

•

No amounts will be payable under the 2013 EOIP unless Fuel Tech achieves the established minimum threshold of Adjusted EBITDA for 2013. Accordingly, if Fuel Tech’s financial performance for 2013 falls below the established minimum threshold of Adjusted EBITDA, there will be no payout under the 2013 EOIP of any kind, regardless of the annual Revenue or APC Bookings achieved. If Fuel Tech’s minimum threshold of Adjusted EBITDA is met, however, the percentage of Adjusted EBITDA set aside in the Incentive Pool will rise incrementally based on actual combined performance for the Adjusted EBITDA, Revenues, and APC Bookings financial metrics up to an upper limit cap.

•

For 2013, the minimum performance thresholds for Adjusted EBITDA, Revenue and APC Bookings were set at $10,000,000, $104,000,000 and $44,500,000, respectively. If the Adjusted EBITDA performance threshold is met, 1.00% of Adjusted EBITDA will be funded into the Incentive Pool; assuming Fuel Tech achieved two of the three performance thresholds, 1.50% of Adjusted EBITDA will be funded into the Incentive Pool; and, assuming Fuel Tech achieves all three performance thresholds, 2.00% of Adjusted EBITDA will be funded into the Incentive Pool.

•

If the minimum thresholds above are met, the percentage of Adjusted EBITDA funded into the Incentive Pool for the Adjusted EBITDA metric will rise incrementally at a rate equal to 0.10% for each additional $500,000 in Adjusted EBITDA, subject to an overall cap of 2.00%; the percentage of Adjusted EBITDA funded into the Incentive Pool for Revenue will rise incrementally at a rate equal to 0.05% for each additional $2.5 million in Revenue, subject to an overall cap of 1.00%; and the percentage of Adjusted EBITDA funded into the Incentive Pool for Bookings will rise incrementally at a rate equal to 0.05% for each additional $2.5 million in APC Bookings, subject to an overall cap of 1.00%. Accordingly, the highest possible funding percentage for the Incentive Pool under the 2013 EOIP is 4.00% of Adjusted EBITDA.

•

If the performance thresholds under the 2013 EOIP are met, the Incentive Pool will be divided in accordance with the following participation percentages: 35% of the Incentive Pool being awarded to the President and Chief Executive Officer; 20% to the Executive Vice President, Worldwide Operations; 15% to

the Executive Vice President, Marketing and Sales; 15% to the Senior Vice President, Treasurer and Chief Financial Officer; and 15% to the Senior Vice President, General Counsel and Secretary.

•

In addition to the payment of amounts from the Incentive Pool as described above and subject to meeting the Minimum Adjusted EBITDA threshold of $10 million, the Company will fund an additional amount for payment under the EOIP, to be divided equally between each Participant, as follows:

–

$200,000 will be funded if, during any three month period occurring during 2013, the Company recognizes aggregate Revenues of $2 million or more from the commercial sale or out-licensing of any internally developed product offering for the reduction of emissions of hydrochloric acid, sulfur dioxide or mercury; and

–

$200,000 will be funded if, during any three month period occurring during 2013, the Company recognizes aggregate Revenues of Two Million Dollars ($2,000,000) or more from the commercial sale or out-licensing of any product or technology licensed by the Company from a third party after January 1, 2013.

•

The size of the Incentive Pool, the allocation percentages and the payouts for Participants under the 2013 EOIP are intended to be applied according to the formulas in the EOIP and not involve any adjustments based on the exercise of discretion by the Committee.

Long-Term Incentives

Fuel Tech has one equity-based employee compensation plan, formally titled the Fuel Tech, Inc. Incentive Plan (FTIP). The FTIP allows for a variety of types of awards that may be granted to participants in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units (as that term is defined below), performance awards, bonuses or other forms of share-based or non-share-based awards or combinations thereof. Participants in the FTIP may be Fuel Tech’s directors, officers, employees, consultants or advisors (except consultants or advisors in capital-raising transactions) as the directors determine are key to the success of Fuel Tech’s business. A “restricted stock unit” or “RSU” means a notional account established pursuant to an award granted to a participant under the FTIP which is (i) valued solely by reference to Shares, (ii) subject to restrictions and other terms and conditions specified in the grant agreement and the FTIP, and (iii) payable only in a share of the Company’s Common Stock.

Historically, Fuel Tech’s overall long-term equity incentives approach has been to use the FTIP to award stock options, principally non-qualified options, which are designed to focus management on Fuel Tech’s long-term success as evidenced by appreciation of Fuel Tech’s stock price over several years, by growth in its earnings per share and other elements. Following an analysis undertaken by the Committee as to the features of a variety of equity award vehicles (which analysis included input from the Committee’s compensation consultant), and given the general trend towards use of RSUs as a long-term incentive equity award vehicle and in consideration of the limitation of shares available for equity award grants in the FTIP, first commencing in 2010, except for non-employee directors, the Company started to use predominantly RSUs under the FTIP for equity based long-term incentive awards (all such stock option awards and restricted stock unit awards are collectively referred to as “Equity Awards”).

Both RSUs and stock options have ownership motivational attributes for the participants. Further, Fuel Tech’s RSU grants and stock option grants, by design, have featured graduated vesting over a multiple year period which can facilitate employee retention and also incentivizes performance by employees that is focused on creating long-term value and growth for the Company. As such, Fuel Tech believes that each type of equity award can have a place in the Company’s long-term incentive compensation programs. However, for other than the Company’s non-employee directors, there are three potential advantages to granting RSU awards over options: 1) RSUs are less depletive on the remaining available FTIP shares because they carry a higher valuation than stock options on the date of grant, thus, less FTIP shares are required for each RSU award than would be required for an equivalent stock option award to achieve the Company’s desired equity award value for the participant; 2) the prospect of an RSU award retaining the Company’s intended motivational attributes for the participant over time can be greater than a stock option award because an RSU award does not carry a “strike”

price that must be exceeded for the RSU award to continue to be of value to the participant; and 3) because the motivational aspects of an RSU over a stock option can be greater as described above, that prospect can result in enhanced value to the Company for the compensation charges that will be recognized by the Company to grant an RSU award versus a stock option award.

Historically, except for Equity Awards granted to the CEO, Equity Awards have been determined by the Committee based upon recommendations from Fuel Tech’s CEO. Equity Awards for the CEO have been determined by the Committee with no participation of the CEO — the CEO is not present during the Committee’s decisional deliberations or votes pertaining to CEO Equity Awards. The determination and approval of proposed Equity Awards are based on a variety of factors that may include:

•	historical Equity Awards, by employee, by year;

•	intrinsic values for each Equity Award, or, when applicable, the fair value of each Equity Award using the Black-Scholes option pricing model;

•	the number of Equity Award units available for issuance under the FTIP;

•	supervisor recommendations for employee Equity Awards;

•	the estimate of expected intrinsic value (e.g., Equity Award compensation expense) of the aggregate Equity Award;

•	Fuel Tech’s financial performance in light of market conditions and operational considerations, which may be quantitative, qualitative or both;

•	achievement of individual or company operational objectives;

•	exceptional and innovative individual performance;

•	individual contribution to a strategic goal;

•	teamwork;

•	leadership accomplishments; and

•	employee job level

Under the FTIP, all outstanding options and RSUs not granted pursuant to an executive performance RSU award agreement that are not vested will become immediately vested in the event that there is with respect to Fuel Tech, a “change-in-control.” A change-in-control takes place if (a) any person or affiliated group becomes the beneficial owner of 51% or more of Fuel Tech’s outstanding securities, (b) in any two-year period, persons in the majority of the Board of Directors cease being so unless the nomination of the new directors was approved by a majority of the directors then still in office who were directors at the beginning of such period, (c) a business combination takes place where the shares of Fuel Tech are converted to cash, securities or other property, but not in a transaction in which the stockholders of Fuel Tech have proportionately the same share ownership before and after the transaction, or (d) the stockholders of Fuel Tech approve of a plan of liquidation or dissolution of Fuel Tech.

Executive Performance RSU Long-Term Incentive

In March of 2012 and March of 2013, respectively, the Committee approved the Company entering into an Executive Performance RSU Award Agreement (the Agreement) in each of those years, as authorized by Section 6.6 of the Fuel Tech, Inc. Incentive Plan, with each of the Company’s President/Chief Executive Officer; Executive Vice President, Worldwide Operations; Executive Vice President, Marketing & Sales; and Senior Vice President, Treasurer/Chief Financial Officer; (each a Participating Executive). Each such Agreement provides the Participating Executive with the opportunity to be awarded the number of target RSUs for the applicable year shown in the Target RSU Table below.

The Committee derived the total amount of target RSUs available for grant to a Participating Executive through a comparative analysis of long-term incentive equity grants (expressed as a percentage of market capital-

ization) made for the same or a similar executive job position within the companies that make up Fuel Tech’s Peer Group Companies for 2012 and 2013 respectively (as that term is defined below). The Committee considered various percentile ranges and concluded that a median percentage be used as a basis for determining the total amount of target RSUs for each Participating Executive in 2012 and 2013, respectively. That derived total amount of target RSUs was then divided equally among the three RSU components identified in the Agreement — Look-Back RSUs, Revenue Growth RSUs and Total Stockholder Return Performance RSUs. Each actual RSU award is contingent on performance by the Participating Executive and the Company in the performance areas and for the measurement periods set forth in the applicable Agreement.

The substantive terms of the Agreements entered into with Participating Executives in March of 2012 and 2013, respectively, were identical except that the composition of the Company’s peer group in 2013 changed to the companies listed in the Use of Peer Groups section below.

Look-Back RSUs:    Each Participating Executive has the opportunity to earn a targeted amount of “Look-Back RSUs” based upon the Participating Executive’s performance during 2012 and 2013, respectively. After the completion of the applicable calendar year, the Committee, in its business judgment, may approve or not approve the Company granting to each Participating Executive a number of Look-Back RSUs between zero and the targeted Look-Back RSU amount based on the Committee’s subjective, qualitative assessment of each such executive’s overall performance during the applicable calendar year. No specific, individualized prospective performance goals are associated with the Look-Back RSUs for any of the Participating Executives, and the Committee may use a variety of factors in determining the amount of any such award, including one or more of the factors shown in Exhibit A of the Agreement. All such RSU grants shall otherwise be made subject to the terms of the Company’s standard Executive Performance RSU Agreement and the Plan, including a vesting schedule that provides for vesting of one-third of the granted Look-Back RSUs after the first anniversary of the grant determination date, one-third after the second anniversary date and one-third after the third anniversary date.

Revenue Growth RSUs:    Each Participating Executive has the opportunity to earn a targeted amount of RSUs (Revenue Growth RSUs) to be granted dependent upon the Company’s revenue performance over a two-year period. During a two-year measurement period commencing effective January 1st in the calendar year in which the applicable Agreement is executed and ending on December 31st of the following calendar year, the Company’s revenues will be measured against a peer group of companies selected by the Committee with input by the Committee’s independent compensation consultant (Peer Group Companies). As soon as practicable after the Peer Group Companies have reported their revenue growth for the two-year period, the Committee shall compare the Company’s revenue growth for such period with that of the Peer Group Companies. The Committee will evaluate the Company’s ranking of revenue growth performance in light of those rankings and shall approve a grant to the Participating Executive of a number of Revenue Growth RSUs as determined by that ranking as shown in the Performance Ranking table below. All such RSU grants shall otherwise be made subject to the terms of the Company’s standard Executive Performance RSU Agreement and the Plan, including a vesting schedule that provides that two-thirds of the granted RSUs will vest immediately on the grant determination date, and the remaining one-third one year after the grant determination date.

	Performance Ranking Table
	Fourth Quartile of Peer Group Companies (Lowest)	Third Quartile of Peer Group Companies	Second Quartile of Peer Group Companies	First Quartile of Peer Group Companies
Percentage of Target RSU Amount to be Granted	0%	50%	100%	150%

TSR Performance RSUs:    Each Participating Executive has the opportunity to earn a targeted amount of RSUs (TSR Performance RSUs) to be granted dependent upon the Company’s performance over a two-year period measured in terms of the Company’s total return to stockholders per share of stock (TSR). During a two-year measurement period commencing effective January 1st in the calendar year in which the applicable Agreement is executed and ending on December 31st of the following calendar year, the Company’s TSR performance will be measured against the TSR performance of the Peer Group Companies. As soon as practicable after the Peer Group Companies have reported their TSR performance for the two-year period, the Committee shall com-

pare the Company’s TSR performance for such period with that of the Peer Group Companies. The Committee will evaluate the Company’s TSR performance in light of those rankings and shall approve a grant to the Participating Executive of a number of TSR Performance RSUs as determined by that ranking as shown in the Performance Ranking table above. All such RSU grants shall otherwise be made subject to the terms of the Company’s standard Executive Performance RSU Agreement and the Plan, including a vesting schedule that provides that two-thirds of the granted RSUs will vest immediately on the grant determination date, and one-third one year after the grant determination date.

Target RSU Amounts Established:

In March of 2012 and 2013, respectively, the Committee established target RSU amounts for each Participating Executive as shown in the following Target RSU Table:

Target RSU Table

Name	Year	Target Look-Back RSUs*(1)	Target Revenue Growth RSUs*	Target TSR Performance RSUs*
Douglas G. Bailey	2013	42,000	42,000	42,000
President and Chief Executive Officer	2012	17,100	17,100	17,100
Vincent J. Arnone	2013	24,000	24,000	24,000
Executive Vice President, Worldwide Operations	2012	9,900	9,900	9,900
David S. Collins	2013	18,000	18,000	18,000
Treasurer and Chief Financial Officer	2012	9,000	9,000	9,000
Robert E. Puissant	2013	18,000	18,000	18,000
Executive Vice President, Marketing and Sales	2012	9,000	9,000	9,000

*	The amount of RSUs shown represents the target RSU amount for each category of RSUs. The actual amount of RSUs granted for each category can range from 0% to 100% for Look-Back RSUs and 0% to 150% for Revenue Growth or TSR Performance RSUs as shown in the Performance Ranking Table above.

(1)	Effective March 15, 2013, after reviewing the Company’s 2012 performance and each Participating Executive’s performance in 2012 as described under the caption Summary of NEO Compensation below, the Committee voted to award Look-Back RSUs to each Participating Executive at 80% of the 2012 Look-Back RSU target level. Accordingly, Mr. Bailey was granted 13,680 RSUs, Mr. Arnone was granted 7,920 RSUs and each of Messrs. Arnone, Collins and Puissant were granted 7,200 RSUs, respectively.

In the event of a participant’s termination, vested and unvested Look-Back RSUs, Revenue Growth RSUs and TSR Performance RSUs that have been granted will be treated as follows: if the termination is for cause, all such vested and unvested RSUs will be forfeited; if the termination is for death or total disability, all such unvested RSUs will vest; and if the termination is for any other reason, all such unvested RSUs will be forfeited.

In the event of a participant’s termination before the grant determination date, Look-Back RSUs, Revenue Growth RSUs and TSR Performance RSUs will be granted, as follows: In the case of Look-Back RSUs, and the termination is due to death or total disability, the Committee shall determine to award none, some or all of the Target Look-Back RSUs; if the termination is for any other reason, no Look-Back RSUs will be awarded. In the case of Revenue Growth RSUs and TSR Performance RSUs, and the termination is by the Company without cause, or for death or total disability, the Committee will award a number of Revenue Growth RSUs and TSR Performance RSUs based on the percentage of target grants that would have been earned at the date of the termination, pro-rated based on the number of months of employment completed by the participant in the measurement period, divided by 36. In the case of Revenue Growth RSUs and TSR Performance RSUs, and the termination is for any other reason, no such RSUs will be awarded.

Unvested Look-Back RSUs, Revenue Growth RSUs and TSR Performance RSUs that have been granted under the Agreement will vest upon a change-in-control (as defined in the Agreement), unless the Company is the surviving entity or the surviving entity effectively assumes the unvested RSUs. If, however, these RSUs do not vest upon a change-in-control, but the participant is terminated without cause, or the participant terminates for good reason (as defined in the Agreement) or for death or disability within two years of the change-in-control, then the RSUs will nonetheless vest.

Look-Back RSUs, Revenue Growth RSUs and TSR Performance RSUs may be granted, and will be granted, in the event of a change-in-control before the grant determination date, as follows: In the case of Look-Back RSUs, the Committee shall determine to award none, some or all of the Target Look-Back RSUs, and whether to accelerate the vesting of those Look-Back RSUs it so awards. In the case of Revenue Growth RSUs and TSR Performance RSUs, the Committee shall determine to award none, some or all of the Target Revenue Growth RSUs and Target TSR Performance RSUs and whether to accelerate the vesting of those Revenue Growth RSUs and TSR Performance RSUs it so awards. In the case of Revenue Growth RSUs and TSR Performance RSUs, however, the Committee must award a minimum number of Revenue Growth RSUs and TSR Performance RSUs. This minimum number is based on the percentage of target grants that would have been earned at the date of the change-in-control, pro-rated based on the number of months of employment completed by the participant in the measurement period, divided by 36.

Material Compensation Actions

As of January 29, 2013, the Committee approved a modified list of companies to constitute the Peer Group of companies as more particularly described in the Use of Peer Groups section below.

As of February 25, 2013, the Committee approved a $150,000 profit sharing contribution by the Company to Fuel Tech’s 401(k) plan.

As of March 15, 2013, the Committee took the following actions:

•	Determined there would be no payout of any kind under the 2012 EOIP as further described above.

•	Approved the 2013 EOIP as further described above.

•

Approved awarding Look-Back RSUs under their 2012 Executive Performance RSU Award Agreements to Messrs. Bailey, Arnone, Collins and Puissant, each an NEO, at 80% of the Look-Back RSU target level as described above in the footnotes to the Target RSUs Table and the Summary of NEO Compensation below.

•

For Messrs. Bailey, Arnone, Collins and Puissant, each an NEO, the Committee approved a form of 2013 Executive Performance RSU Award Agreement, the Company entering into that agreement with each of those NEOs, and the establishment of 2013 target RSU award amounts for each of those NEOs under those agreements (See the Executive Performance RSU Long-Term Incentive discussion in the Long-Term Incentives portion of the Compensation Elements section above).

As of April 10, 2013, the Committee, approved awarding Revenue and TSR performance RSUs under their 2011 Executive Performance RSU Award Agreements with the Company to Messrs. Bailey, Arnone, Collins and Puissant, each an NEO, based on the Revenue and TSR quartile performance of the Company against that of its 2011 Peer Group of companies as generally described in the Executive Performance RSU Long-Term Incentive

discussion in the Long-Term Incentives portion of the Compensation Elements section above and more particularly set forth in the previously disclosed 2011 Executive Performance RSU Award Agreement. Those approved awards are shown in the table below.

Name	Performance Period	Target Revenue Growth RSUs	Quartile Performance Rating(1)	Actual Revenue Growth RSUs Granted(2)	Target TSR Performance RSUs	Quartile Performance Rating(1)	Actual TSR Performance RSUs Granted(2)
Douglas G. Bailey	2011-2012	16,000	2nd (100%)	16,000	16,000	3rd (50%)	8,000
President and Chief Executive Officer
Vincent J. Arnone	2011-2012	8,000	2nd (100%)	8,000	8,000	3rd (50%)	4,000
Executive Vice President, Worldwide Operations
David S. Collins	2011-2012	8,000	2nd (100%)	8,000	8,000	3rd (50%)	4,000
Treasurer and Chief Financial Officer
Robert E. Puissant	2011-2012	8,000	2nd (100%)	8,000	8,000	3rd (50%)	4,000
Executive Vice President, Marketing and Sales

(1)	The applicable quartile performance rating was determined using the methodology explained under the heading “Executive Performance RSU Long-Term Incentive” above.

(2)	For all Revenue Growth RSUs and TSR Performance RSUs actually granted, two-thirds of the granted RSUs will vest immediately on the grant determination date, and the remaining one-third one year after the grant determination date.

The Role of Say-on-Pay Votes

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (“say-on-pay proposal”.) At the Company’s annual meeting of stockholders held on May 24, 2012, 95% of the votes cast on the say-on-pay proposal at the meeting were voted in favor of the proposal. The Compensation Committee evaluated these results and concluded that this vote reflected our stockholders’ support of the Company’s approach to executive compensation. Accordingly, in 2013, the Company did not change its approach to executive compensation or make any significant changes to its executive compensation programs based on stockholder feedback. The Compensation Committee expects to continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the Named Executive Officers.

Benchmarking, Consultants and the Use of Peer Groups

Fuel Tech has from time to time made use of Frederick W. Cook & Co., Inc. (Cook), a compensation consultant, to address matters of compensation and benefits, and to identify peer group companies based on industry, markets and size. Fuel Tech recognizes that compensation practices must be competitive in the marketplace and marketplace information is one of the many factors that are considered in assessing the reasonableness of compensation programs. The Compensation Committee retains the discretion to make all final decisions relative to matters of compensation and benefits.

In 2013, the Committee engaged in benchmarking for its NEOs based on the use of data from the peer group of companies established in January 2013. The overall compensation programs for the Company’s NEOs are designed to reward achievement of performance and to attract, retain, and motivate them in an increasingly competitive talent market. The Committee examined compensation data for a group of 17 companies (see the below list of peer group companies approved by the Committee) to stay current with market pay practices and trends and to understand the competitiveness of our overall executive compensation programs and their various elements. The Committee used this benchmarking data for informational purposes. It does not formulaically target a specific percentile or make significant compensation decisions based on market data or peer group benchmarking data alone, which avoids a “ratcheting up” impact. The Committee uses performance as a primary driver of compensation levels.

At the time of their selection in January 2013, the companies listed below were chosen as peer group companies due to their inclusion in the evolving clean technology or alternative energy industries segment and, for some, common listing in certain third-party clean technology indices that also include Fuel Tech, which indices consider market capitalization, revenues and company size as factors.

Active Power	Fuel Systems Solutions
ADA-ES	Met-Pro
American Superconductor	Peerless Manufacturing
Amerigon	Plug Power
Ballard Power Systems	Power Integrations
Capstone Turbine	Quantum Fuel Systems
CECO Environmental	RenTech
Clean Energy Fuels	Syntroleum
FuelCell Energy

As described above, from time to time, the Committee may supplement its business judgment pertaining to its consideration of Fuel Tech compensation matters with a variety of market information obtained from a number of different sources including, among other things, the Committee’s general knowledge regarding compensation matters, information from one or more independent compensation consultants, peer company data, benchmarking related to that data, information obtained from independent search firms, and historical and current Fuel Tech compensation data.

Ownership Guidelines

Fuel Tech does not have a stock ownership policy for its executive officers.

Hedging and Insider Trading Policies

Fuel Tech does not have a formal policy on hedging. Fuel Tech does prohibit all employees from speculating in Fuel Tech securities, which includes, but is not limited to: short selling; and the purchase and sale or sale and purchase, in non-exempt transactions, of Common Stock within periods of less than six months. Fuel Tech prohibits trading in Common Stock during closed periods from the end of a quarterly period until the third day following the announcement of earnings for that quarterly period.

Equity Grant Practices

As discussed in the Long-Term Incentives portion of the Compensation Elements section above, long-term incentives in the form of stock options or RSUs have been issued by Fuel Tech under the FTIP in accordance with compensation policy as determined by the Committee from time to time.

Under current policy, based on the level of the employee position, new employee stock options or RSUs or some combination thereof may be granted at the first Committee meeting following employment. However, from time to time, an option or RSU award may be authorized by the Committee to be granted and effective on a specified date or event, such as on the first date of employment or after a performance measurement time period. The price of all options granted is the mean of the high and low stock prices reported on the NASDAQ Stock Market, Inc. for the effective date of grant. Also, under the current policies of the Committee: all employees’ options have a term of ten years and are subject to a four-year vesting schedule as follows: 50% of the options vest two years from the grant date and 25% vest on each subsequent year on that date. Vesting of an RSU award (RSU Award) is controlled by the terms of the vesting schedule in the RSU Award Agreement. Vesting can vary from RSU Award to RSU Award, and may be based on the passage of time, the achievement of pre-determined performance criteria or any combination of the foregoing. In 2010, for RSUs vesting over time without any associated performance criteria (“time-vested RSUs”), the Company used a vesting schedule of 50% of the RSU Award after two years, 25% after the third year, and 25% after the fourth year. For time-vested RSUs granted after March 2012, the Company changed to a vesting schedule of one-third of the RSU Award after one year, one-third after the second year, and one-third after the third year. Depending on the circumstances, the Company may use a different vesting schedule whether for time-vested RSUs or other RSU Awards.

The Committee may grant options or RSU’s to existing employees on a periodic basis based on the level of the employee position and as well as certain of the factors or performance measurement factors enumerated in the Long-Term Incentives portion of the Compensation Elements section above. While there are no mandatory levels established for the quantity of options or RSUs to be granted, Fuel Tech has used historical practice and employee job level as two of the factors it considers.

Retirement Benefits

Fuel Tech has no defined benefit pension plan. Fuel Tech has a 401(k) Plan covering substantially all employees. The 401(k) Plan is an important factor in attracting and retaining employees as it provides an opportunity to accumulate retirement funds. Fuel Tech’s 401(k) Plan currently provides for annual deferral of up to $17,500 for individuals until age 50, $23,000 for individuals 50 and older, or as allowed by the Internal Revenue Code.

Fuel Tech annually matches 50% of employee contributions up to 6% of the employee’s salary, or a maximum annual match of $7,650. Fuel Tech may also make discretionary profit sharing contributions to the 401(k) Plan on an annual basis. Matching and profit sharing contributions vest over a three-year period. On February 25, 2013 the Committee approved a $150,000 profit sharing contribution by the Company to Fuel Tech’s 401(k) Plan.

Welfare Benefits

In order to attract and retain employees, Fuel Tech provides certain welfare benefit plans to its employees, which include medical and dental insurance benefits, group term life insurance, voluntary life and accidental death and dismemberment insurance and personal accident insurance. These benefits are not provided to non-employee directors.

Employment Agreements; Potential Payments Upon Termination or Change-in-Control

Messrs. Arnone, Bailey, Collins and Puissant are each party to an employment agreement with Fuel Tech effective as follows: September 20, 2010 for Mr. Arnone, April 1, 2010 for Mr. Bailey; August 2, 2010 for Mr. Collins; and August 31, 2009, for Mr. Puissant. These agreements are for indefinite terms, for disclosure and assignment of inventions to Fuel Tech, protection of Fuel Tech proprietary data, covenants against certain competition and arbitration of disputes. These employment agreements are for terms of employment “at will” and do not provide for severance payments. Under the agreements for Messrs. Arnone, Bailey, Collins, and Puissant however, each executive is entitled to continuation of base salary and benefits, and incentive bonus amounts earned under the plan for the year of termination, for up to one year or sooner on finding comparable employment, after involuntary termination not for cause within one year of a “change in control” as described in the table below.

The following table quantifies potential payments that could be made to NEOs under various circumstances involving termination or change-in-control assuming such event occurred on December 31, 2012:

Named Executive Officer	Termination Event(1)	Base Salary(2)($)	Bonus(3)($)	Value of Awarded RSUs(4)($)	Value of Awarded Options(5)($)	Benefits(6)($)	Total($)
Vincent J. Arnone	Change-in-Control	—	—	33,600	—	—	33,600
	Termination without Cause within 1 year of Change-in- Control	345,000	—	—	—	14,016	359,016
Douglas G. Bailey	Change-in- Control	—	—	68,500	16,000	—	84,500
	Termination without Cause within 1 year of Change-in- Control	450,000	—	—	—	19,603	469,603
David S. Collins	Change-in- Control	—	—	75,600	—	—	75,600
	Termination without Cause within 1 year of Change-in- Control	290,000	—	—	—	16,094	306,094
Robert E. Puissant	Change-in-Control	—	—	54,600	—	—	54,600
	Termination without Cause within 1 year of Change-in- Control	335,000	—	—	—	23,444	358,444

(1)	No payments are due to any Named Executive Officer upon a termination of employment for any other reason.

(2)	Assumes annual base salaries in effect as of January 1, 2013. In the event of a termination of employment without Cause within one year of a change-in-control, each of Messrs. Arnone, Bailey, Collins and Puissant is entitled to continuation of base salary and benefits for up to the earlier of one year after such termination or until such officer attains comparable employment with an equivalent salary. For illustrative purposes, a full year of base salary for each of Messrs. Arnone, Bailey, Collins and Puissant is shown.

(3)	Amounts shown assume (a) a termination date of December 31, 2012, and (b) that no payments for incentive compensation earned in 2012 had previously been made to any Named Executive Officer. Accordingly, the amounts shown reflect the full value of the incentive compensation earned in 2012 by each Named Executive Officer under the EOIP.

(4)	Amounts shown represent value of all unvested RSUs outstanding at December 31, 2012 determined by using the closing price of the Company’s Common Stock on the Nasdaq Stock Market on such date, which was $4.20 per share.

(5)	Messrs. Arnone, Bailey and Puissant hold stock options in the amounts of 40,000, 57,500 and 40,000, respectively, that are not included in the amounts above. Although such options would immediately vest upon a change-of-control, no value has been attributed to such amounts because the exercise price of each such unvested option is higher than $4.20 per share, the closing price of the Company’s Common Stock on the Nasdaq Stock Market on December 31, 2012.

(6)	Assumes benefits paid at 2012 levels.

Indemnification and Insurance

Under the Fuel Tech Certificate of Incorporation and the terms of individual indemnity agreements with the directors and executive officers, indemnification is afforded Fuel Tech’s directors and executive officers to the fullest extent permitted by Delaware law. Such indemnification also includes payment of any costs that an indemnitee incurs because of claims against the indemnitee and provides for advancement to the indemnitee of those costs, including legal fees. Fuel Tech is not, however, obligated to provide indemnity and costs where it is adjudicated that the indemnitee did not act in good faith in the reasonable belief that the indemnitee’s actions were in the best interests of Fuel Tech, or, in the case of a settlement of a claim, such determination is made by the Board.

Fuel Tech carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The current annual premium for this policy is $251,182.

No payments have been made for such indemnification to any past or present director or officer by Fuel Tech or under any insurance policy.

Compensation Recovery Policies

Fuel Tech’s Board maintains a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer, if such executive engages in misconduct that caused or partially caused a restatement of financial results, in accordance with Section 304 of the Sarbanes-Oxley Act of 2002. If the Board determines that circumstances warrant, Fuel Tech will seek to recover appropriate portions of the executive officer’s compensation for the relevant period, as provided by law.

Tax Deductibility of Executive Compensation

Fuel Tech reviews and considers the deductibility of executive compensation under the requirements of Internal Revenue Code Section 162(m), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the Company’s incentive plans is generally fully deductible for federal income tax purposes.

Accounting for Equity-Based Compensation

On January 1, 2006, Fuel Tech began accounting for the equity-based compensation issued under the FTIP in accordance with the requirements of with FASB ASC Topic No. 718.

Summary of NEO Compensation

It has been Fuel Tech’s practice that overall NEO compensation consists of three primary elements: base salary, a short-term incentive plan based on financial performance (whether under the EOIP or a sales commission plan, as applicable), and long-term incentives. Those primary elements of compensation paid by Fuel Tech to its NEOs are reflected in the following chart.

The Committee determined the amounts to be paid to each NEO for fiscal 2012 as follows:

•	Vincent J. Arnone, Executive Vice President, Worldwide Operations: Mr. Arnone’s compensation for 2012 consisted primarily of the following:

•

Base Salary: Since March 1, 2012, Mr. Arnone’s annualized base salary has remained at $345,000. Short-Term Incentives: Mr. Arnone earned no bonus payout under the 2012 EOIP as further described in the Executive Officer Incentive Plan portion of the Compensation Elements section above.

•

Long-Term Incentives: Pursuant to a 2012 Executive Performance RSU Award Agreement previously entered into between Mr. Arnone and the Company, effective March 15, 2013, the Committee approved a grant of 80% of the target Look-Back RSUs established under that agreement, or 7,920 RSUs, to Mr. Arnone in light of Mr. Arnone’s contributions to the Company’s strategic expansion of its international operations in 2012, the Company’s operational growth and financial performance achieved in 2012 in light of market conditions and operational considerations, his leadership contribution to the executive management team’s strategy in 2012 to pursue and integrate multiple international market expansions into the Company’s existing operations in a challenging 2012 global market environment, retention considerations, as well certain of the Equity Award Factors set forth in that agreement.

•	Douglas G. Bailey, President and Chief Executive Officer: Mr. Bailey’s compensation for 2012 consisted primarily of the following:

•	Base Salary: Since January 1, 2011, Mr. Bailey’s annualized base salary has remained at $450,000.

•	Short-Term Incentives: Mr. Bailey earned no bonus payout under the 2012 EOIP as further described in the Executive Officer Incentive Plan portion of the Compensation Elements section above.

•

Long-Term Incentives: Pursuant to a 2012 Executive Performance RSU Award Agreement previously entered into between Mr. Bailey and the Company, effective March 15, 2013, the Committee approved a grant of 80% of the target Look-Back RSUs established under that agreement, or 13,680 RSUs, to Mr. Bailey in light of Mr. Bailey’s contributions to the Company’s strategic expansion of its international operations in 2012, the Company’s operational growth and financial performance achieved in 2012 in light of market conditions and operational considerations, his leadership contribution to the executive management team’s strategy in 2012 to pursue and integrate multiple international market expansions into the Company’s existing operations in a challenging 2012 global market environment, retention considerations, as well certain of the Equity Award Factors set forth in that agreement.

•	David S. Collins, Senior Vice President, Treasurer and Chief Financial Officer: Mr. Collins’s compensation for 2012 consisted primarily of the following:

•

Base Salary: Since March 1, 2012, Mr. Collins’ annualized base salary has remained at $290,000. Short-Term Incentives: Mr. Collins earned no bonus payout under the 2012 EOIP as further described in the Executive Officer Incentive Plan portion of the Compensation Elements section above.

•

Long-Term Incentives: Pursuant to a 2012 Executive Performance RSU Award Agreement previously entered into between Mr. Collins and the Company, effective March 15, 2013, the Committee approved a grant of 80% of the target Look-Back RSUs established under that agreement, or 7,200 RSUs, to Mr. Collins in light of Mr. Collins’ contributions to the Company’s strategic expansion of its international operations in 2012, the Company’s operational growth and financial performance achieved in 2012 in light of market conditions and operational considerations, his leadership contribution to the executive management team’s strategy in 2012 to pursue and integrate multiple international market expansions into the Company’s existing operations in a challenging 2012 global market environment, retention considerations, as well certain of the Equity Award Factors set forth in that agreement.

•	Robert E. Puissant, Executive Vice President, Marketing and Sales: Mr. Puissant’s compensation for 2012 consisted primarily of the following:

•	Base Salary: Since March 1, 2012, Mr. Puissant’s salary has remained at $335,000.

•	Short-Term Incentives: Mr. Puissant earned no bonus payout under the 2012 EOIP as further described in the Executive Officer Incentive Plan portion of the Compensation Elements section above.

•

Long-Term Incentives: Pursuant to a 2012 Executive Performance RSU Award Agreement previously entered into between Mr. Puissant and the Company, effective March 15, 2013, the Committee approved a grant of 80% of the target Look-Back RSUs established under that agreement, or 7,200 RSUs, to Mr. Puissant, in light of Mr. Puissant’s contributions to the Company’s strategic expansion of its international operations in 2012, the Company’s operational growth and financial performance achieved in 2012 in light of market conditions and operational considerations, his leadership contribution to the executive management team’s strategy in 2012 to pursue and integrate multiple international market expansions into the Company’s existing operations in a challenging 2012 global market environment, retention considerations, as well certain of the Equity Award Factors set forth in that agreement.

SUMMARY COMPENSATION TABLE

The table below sets forth information concerning fiscal years 2012, 2011 and 2010 compensation awarded to, earned by or paid in all capacities to the “Named Executive Officers,” who are the President and Chief Executive Officer, Treasurer and Chief Financial Officer, and each of the most highly compensated executive officers other than the President and Chief Executive Officer or the Treasurer and Chief Financial Officer, whose total compensation exceeded $100,000.

(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)
Name & Principal Position	Year	Salary ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4)(5) ($)	Total ($)
Vincent J. Arnone	2012	342,042	146,520	—	—	14,016	502,578
Executive Vice President, Worldwide Operations	2011	325,000	190,400	—	142,695	17,998	676,093
	2010	93,250	—	143,288	18,417	182,684	437,639
Douglas G. Bailey	2012	450,000	253,080	—	—	19,603	722,683
President and Chief Executive Officer	2011	450,000	380,800	—	445,575	14,384	1,290,759
	2010	292,500	215,750	—	73,000	3,837	585,087
David C. Collins(1)	2012	289,083	133,200	—	—	16,094	438,377
Senior Vice President,	2011	280,000	190,400	—	142,695	18,891	631,986
Treasurer and Chief Financial Officer	2010	116,668	172,600	—	27,000	6,012	322,280
Robert E. Puissant	2012	333,333	133,200	—	—	23,444	489,977
Executive Vice President, Marketing & Sales	2011	320,833	190,400	—	142,695	39,054	692,982
	2010	300,000	86,300	—	65,000	45,451	496,751

(1)	Salary amount shown for Mr. Collins for 2010 reflects a partial annualized salary as Mr. Collins’ employment with the Company commenced in August 2010.

(2)	The amounts in these columns reflect stock and option awards that were granted in 2012, 2011, and 2010. The amounts represent the aggregate grant date fair value of awards granted in each respective year computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718), excluding the effect of forfeitures (see footnote 7 to the financial statements in our annual report on Form 10-K for a further discussion of the accounting for stock awards). The Look-Back, Revenue and TSR RSUs associated with our long-term incentive plan are included in stock awards at the service inception date, even though they will not be granted until future years. For 2012 and 2011, the maximum value of outstanding stock awards subject to performance conditions exceeded the amount computed in accordance with accounting standards, and are for Mr. Arnone $200,871 and $259,440, for Mr. Bailey $346,959 and $518,880, for Mr. Collins $182,610 and $259,440, and for Mr. Puissant $182,610 and $259,440, respectively. See the Grants of Plan-Based Awards table below for further information on awards made in 2012.

(3)	The amounts in this column include cash bonuses.

(4)	“All Other Compensation” includes for each of the Named Executive Officers, matching contributions and profit sharing allocations to the Fuel Tech 401(k) Plan; expense for life, accidental death and dismemberment and long-term disability insurance; and, for Mr. Puissant it also includes reimbursement for temporary housing expenses of $0, $12,000, and $18,000 in 2012, 2011 and 2010 respectively.

(5)	Mr. Arnone commenced employment with Fuel Tech on September 20, 2010, and prior to such time was engaged as an independent consultant. Amounts shown reflect $180,000 of consulting fees paid in 2010.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2012

TO NAMED EXECUTIVE OFFICERS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Closing Price per Share ($/Sh) on Grant Date (k)	Grant Date Fair Value of Stock Option and Other Stock Awards($) (2)(l)
Name (a)	Grant Date (b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)
Vincent J. Arnone	3/9/2012	57,420	80,320	102,320	9,900	29,700	39,600	5.38	146,520
Douglas G. Bailey	3/9/2012	99,180	160,640	204,640	17,100	51,300	68,400	5.38	253,080
David S. Collins	3/9/2012	52,200	80,320	102,320	9,000	27,000	36,000	5.38	133,200
Robert E. Puissant	3/9/2012	52,200	80,320	102,320	9,000	27,000	36,000	5.38	133,200

(1)	The Registrant’s 2012 EOIP was adopted by the Compensation Committee, effective March 9, 2012. As described in the Executive Officer Incentive Plan portion of the Compensation Elements section above, if a minimum performance threshold for Adjusted EBITDA was achieved in 2012, an amount would be paid based on three factors, with a minimum amount of 1.80% of Adjusted EBITDA and a maximum amount of 4.30% of Adjusted EBITDA. The EOIP does not have a performance “target” or a determinable amount payable if the target is met. Amounts in columns (c), (d) and (e) are representative amounts based on the minimum amount of 1.80% of Adjusted EBITDA, actual performance for the last fiscal year, and the maximum amount of 4.30% of 2012 Adjusted EBITDA, assuming the minimum performance threshold for Adjusted EBITDA was achieved. The minimum performance threshold for Adjusted EBITDA was not achieved in 2012 and no amount was paid under the 2012 EOIP.

(2)	Amounts shown represent the targeted number of Look-Back, Revenue, and TSR RSUs established under the 2012 Executive Performance RSU Award Agreements between the Company and each of the NEOs listed above. These RSUs are deemed for reporting purposes to have a grant date of March 9, 2012 even though they will not be granted, if at all, until 2013 or 2014, depending on the type of award. All Look-Back RSUs vest one-third one year after the grant determination date, one-third after the second anniversary of the grant determination date and the remaining one-third after the third anniversary date. The Revenue and TSR RSUs each vest two-thirds immediately on the grant determination date with the remaining one-third vesting after the first anniversary date of the grant determination date as discussed under the heading Executive Performance RSU Long-Term Incentive under the Compensation Elements section above.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2012

FOR NAMED EXECUTIVE OFFICERS

	Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($)(e)
Vincent J. Arnone	—	—	—	—
Douglas G. Bailey	—	—	12,500	53,134
David S. Collins	—	—	10,000	42,508
Robert E. Puissant	—	—	5,000	21,254

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

FOR NAMED EXECUTIVE OFFICERS

For each of the options described below, the option expiration date is the 10th anniversary of the grant date; each of these options vests 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date. See the text under the caption “Equity Grant Practices” in the Compensation Discussion and Analysis above.

	Option Awards
(a)	(b)	(c)	(e)	(f)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Vincent J. Arnone	20,000	20,000	6.10	09/20/2020
Executive Vice President, Worldwide Operations
Douglas G. Bailey	40,000		3.80	12/08/2013
President and Chief Executive Officer	15,000		4.68	12/06/2014
	12,500		8.46	12/05/2015
	10,000		25.49	12/07/2016
	10,000		17.82	03/07/2018
	7,500	2,500	10.20	05/20/2019
David S. Collins	—	—	—	—
Senior Vice President, Chief Financial Officer and Treasurer
Robert E. Puissant	30,000	10,000	10.15	08/31/2019
Executive Vice President, Marketing and Sales

At December 31, 2012 the following RSUs were outstanding. See the text under the caption Equity Grant Practices section in the Compensation Discussion and Analysis above.

(a)	(g)	(h)	(i)	(j)
Name	Number of Units of Stock That Have Not Vested (#)(1)	Market Value of Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)(2)
Vincent J. Arnone	8,000	33,600	45,700	191,940
Executive Vice President, Worldwide Operations
Douglas G. Bailey	28,500	119,700	83,300	349,860
President and Chief Executive Officer
David S. Collins	18,000	75,600	43,000	180,600
Senior Vice President, Chief Financial Officer and Treasurer
Robert E. Puissant	13,000	54,600	43,000	180,600
Executive Vice President, Marketing and Sales

(1)	Amounts shown include Look-Back RSUs granted on March 9, 2012 related to the 2011 Executive Performance RSU Award Agreements entered into between the Company and each of Mr. Arnone (8,000 RSUs), Mr. Bailey (16,000 RSUs), Mr. Collins (8,000 RSUs), and Mr. Puissant (8,000 RSUs). All such RSUs vest one-third of the grant thirteen months after the grant determination date, one-third on the second anniversary date after the grant determination date and one-third on the third anniversary date as discussed under the heading Executive Performance RSU Long-Term Incentive under the Compensation Elements section above.

(2)	Market value reflects a per RSU value of $4.20, the closing price of Fuel Tech’s Common Stock on December 31, 2012.

(3)	Amounts shown include the following targeted number of Look-Back, Revenue, and TSR RSUs established in conjunction with the 2011 and 2012 Executive Performance RSU Award Agreements between the Company and each NEO as follows:

Name	Grant Year	Target Look-Back RSUs	Target TSR RSUs	Target Revenue RSUs
Vincent J. Arnone	2012	9,900	9,900	9,900
	2011	—	8,000	8,000
Douglas G. Bailey	2012	17,100	17,100	17,100
	2011	—	16,000	16,000
David S. Collins	2012	9,000	9,000	9,000
	2011	—	8,000	8,000
Robert E. Puissant	2012	9,000	9,000	9,000
	2011	—	8,000	8,000

All Target Look-Back RSUs, to the extent actually granted, vest one-third thirteen months after the grant determination date, one-third after the second anniversary date and one-third after the third anniversary date. All Target TSR Performance RSUs and Target Revenue RSUs, to the extent actually granted, vest two-thirds on the grant determination date and one-third after the first anniversary date of the grant determination date. For further detail, please see the discussion included under the heading Executive Performance RSU Long-Term Incentive under the Compensation Elements section above.

AGENDA ITEM NO. 2 APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 4, 2012, the Audit Committee approved the appointment of McGladrey LLP (McGladrey) as Fuel Tech’s independent registered accounting firm for the year ending December 31, 2012. We are asking you to ratify that appointment. McGladrey has served in this capacity since its July 2010 appointment and has become knowledgeable about Fuel Tech’s operations and accounting practices and is well qualified to act in the capacity of independent registered accountants. In making the appointment, the Audit Committee reviewed McGladrey’s performance along with its reputation for integrity, overall competence in accounting and auditing and independence. Representatives of McGladrey will be present at the Annual Meeting and will have the opportunity to make a statement, if they wish to do so, and be available to respond to questions.

Audit Fees

Fees for professional services provided by McGladrey in each of the last two fiscal years by category were:

	2012($)	2011($)
Audit Fees	333,510	300,614
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
	333,510	300,614

Pre-Approval Policies and Procedures

Fuel Tech’s policy and procedure is that each engagement for an audit or non-audit service is approved in advance by the Audit Committee.

The affirmative vote of a majority of the shares voting is required for the approval of this proposal. The Board recommends a vote FOR this proposal.

Report of the Audit Committee

Management is primarily responsible for Fuel Tech’s internal controls and financial reporting. McGladrey, the independent auditors, are responsible for performing independent audits of Fuel Tech’s consolidated financial statements and its internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board. These audits serve as the basis for McGladrey’s opinions included in annual reports to stockholders as to whether the financial statements fairly present, in all material respects, Fuel Tech’s financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles, whether management’s assessment of the effectiveness of Fuel Tech’s internal control over financial reporting is fairly stated in all material respects, and whether Fuel Tech’s internal control over financial reporting was effective. The Committee is responsible for the review and oversight of these processes.

Management has represented that Fuel Tech’s 2012 financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Committee has reviewed and discussed with both management and McGladrey the 2012 financial statements, management’s report on internal control over financial reporting and McGladrey’s report on internal control over financial reporting. The Committee has also discussed with McGladrey the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board.

The Committee has received the written disclosures and correspondence from McGladrey required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and has represented that McGladrey is independent from Fuel Tech. The Committee has discussed with McGladrey their independence and concluded that the provision of the services described above under the caption “Audit Fees” is compatible with maintaining their independence.

The Committee reviewed its charter and determined that no changes were required to the charter.

Based on the representations, reviews and discussions referred to above, the Committee recommended to the Board that Fuel Tech’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2012 and filed with the Securities and Exchange Commission.

By the Audit Committee:

M. Espinosa, Chairman

C.W. Grinnell and T. L. Jones

AGENDA ITEM NO. 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), Fuel Tech is offering our stockholders the opportunity to cast an advisory vote (commonly referred to as the “say on pay” vote) on the Company’s executive compensation program for its NEOs. Although this advisory vote is nonbinding, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering future compensation decisions for the Company’s NEOs.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, we believe that the primary elements of the Company’s executive compensation programs for Fuel Tech’s NEOs are based on a pay-for-performance structure, are well-aligned with the long-term interests of the Company’s stockholders, and are designed to attract, motivate, and retain NEOs who are critical to the success of Fuel Tech. Some of the features of the Company’s executive compensation programs that illustrate the Fuel Tech’s philosophy are:

•

By design, two of the three primary elements of each NEO’s overall compensation package are at-risk and are subject to the Company’s performance. As explained in detail in the Summary of NEO Compensation portion of the Compensation Discussion and Analysis section, in fiscal 2012, NEO incentive compensation, whether short-term or long-term, was determined based on the Company’s financial, operational or sales performance, or a combination of those factors.

•

Base salary and base salary increases for Fuel Tech’s NEOs are typically in keeping with market pay data for comparable executive positions in companies from Fuel Tech’s established peer group (Also see the discussion of the use of peer groups in the Benchmarking, Consultants and Use of Peer Groups section above). Exceptional increases are limited to promotions or situations where the executive’s job performance is strong and his/her base salary is significantly under the market median.

•	Both in design and application, the formal cash-based short-term incentive program for each of the Company’s NEOs is a pay-for-performance program.

•

Our stock option awards and RSU grant awards feature graduated vesting over a multiple year period. For RSUs, the number of years in the vesting period can vary depending on the type of RSU grant involved.

•

Among other things, the pay-for-performance approach of Fuel Tech’s Executive Performance RSU Long-Term Incentive program incentivizes the Company’s senior executives to engage in activities focused on Fuel Tech’s revenue growth and the total stockholder return the Company is able to achieve for our stockholders. Fuel Tech believes that the formulaic mechanism used to determine performance achievement in those areas (relative performance of Fuel Tech against the performance of its selected peer group companies in those same performance areas) provides a meaningful way to assess Fuel Tech executive performance within the broader industry category that Fuel Tech is a part of.

Stockholders are encouraged to read the full details of Fuel Tech’s executive compensation programs as described in the Compensation Discussion and Analysis, section and the accompanying compensation tables and related narrative disclosure to properly evaluate Fuel Tech’s approach to compensating the Company’s executives.

For the reasons provided above, Fuel Tech recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve, on an advisory non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative disclosure in this proxy statement.

The Board of Directors recommends that you vote FOR this proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

Fuel Tech believes that all reports required to be filed under Section 16(a) of the Securities and Exchange Act of 1934 for the year 2012 were timely filed except for the following instances: Form 4 filings for Mr. Jones, due on April 2, July 2 and September 2 were filed on April 10, July 10 and October 11.

Other Business

Management knows of no other matters that may properly be, or are likely to be, brought before the Annual Meeting other than those described in this Proxy Statement.

Stockholder Proposals

Stockholder proposals intended for inclusion in the proxy statement and proxy to be mailed to all stockholders entitled to vote at the annual meeting of stockholders to be held in the year 2014 must be received in writing addressed to the Board of Directors or the Secretary of Fuel Tech at 27601 Bella Vista Parkway, Warrenville, IL 60555 on or before December 15, 2013, and, if not received by such date, may be excluded from the proxy materials.

Communicating With the Board of Directors

Any stockholder desiring to send a communication to the Board of Directors, or any individual director, may forward such communication to the Secretary to the address provided above for stockholder proposals. Under procedures fixed from time to time by the independent directors, the Secretary will collect and organize all such communications and forward them to the Board or individual director. Fuel Tech generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding Fuel Tech.

FUEL TECH, INC.

Albert G. Grigonis

Secretary

April 17, 2013

Fuel Tech, Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 23, 2013.

Vote by Internet • Go to www.envisionreports.com/FTEK • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Douglas G. Bailey	☐	☐	02 - Miguel Espinosa	☐	☐	03 - W. Grant Gregory	☐	☐

04 - Thomas L. Jones	☐	☐	05 - George F. MacCormack	☐	☐	06 - Thomas S. Shaw, Jr.	☐	☐

07 - Robert T. Smith	☐	☐	08 - Delbert L. Williamson	☐	☐	09 - Dennis L. Zeitler	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of McGladrey LLP as Fuel Tech’s independent registered public accounting firm.	☐	☐	☐

	For	Against	Abstain
3. Proposal to approve the advisory non-binding resolution relating to executive compensation.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

01NO6C

2013 Annual Meeting

2013 Annual Meeting of

Fuel Tech, Inc. Stockholders

May 23, 2013 at 10:00 a.m.

27601 Bella Vista Parkway,

Warrenville, Illinois 60555

‚ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

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Proxy — FUEL TECH, INC.

Notice of 2013 Annual Meeting of Stockholders

27601 Bella Vista Parkway, Warrenville, Illinois 60555

Proxy Solicited by Board of Directors for Annual Meeting — May 23, 2013

Douglas G. Bailey and Albert G. Grigonis, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Fuel Tech, Inc. to be held on May 23, 2013 at 10 a.m. or at any postponement or adjournment thereof.

The Board of Directors recommends a vote for the election as director of each of the nominees and for approval of each other agenda item, and, if no direction is given, this proxy will be voted for all nominees and for such other items.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)